Exhibit 10.1

PFIZER SUPPLEMENTAL SAVINGS PLAN

Amended and Restated as of January 1, 2016

SECTION 1.        CONTINUATION AND PURPOSE OF THE PLAN.
1.1    Continuation. There is hereby continued for the benefit of Members an unfunded plan of deferred compensation known as the “Pfizer Inc Nonfunded Deferred Compensation and Supplemental Savings Plan.” Effective January 1, 2016, this plan is renamed the “Pfizer Supplemental Savings Plan.”
1.2    Purpose. The purpose of this Plan is to provide a means by which an Eligible Employee may, in certain circumstances, elect to defer receipt of a portion of his “Regular Earnings,” and such other deferrals as determined by the Company in accordance with Section 4.2.
1.3    Description of the Plan. The Plan became effective July 1, 1983, was amended and restated effective February 1, 2002, and was again amended and restated effective January 1, 2008, except as otherwise provided herein, to reflect: (i) the merger of the Pharmacia Savings Plus Plan into the Plan, and (ii) the enactment of Code Section 409A and corresponding regulations, and (iii) certain other administrative design changes. Except as specifically otherwise provided herein, the Grandfathered Amounts for Members who were Participants in the Pharmacia Savings Plus Plan on December 31, 2004 shall be governed by the provisions of the Pharmacia Savings Plus Plan as amended and restated effective July 1, 2002; the Grandfathered Amounts with respect to Members in this Plan on December 31, 2004, shall be governed by the provisions of this Plan, as amended and restated effective February 1, 2002; and, for the period from January 1, 2005 through December 31, 2007 the provisions of this amended and restated Plan shall govern, except to the extent the provisions of this Plan are inconsistent with the administrative practices, policies, election forms and participant communications designed for reasonable good faith compliance with Code Section 409A during that interim period, which are incorporated herein by reference. The Plan was further amended and restated effective January 1, 2012 (except where provided otherwise) (i) to reflect the implementation of the Retirement Savings Contribution under the Pfizer Savings Plan that is eligible to be contributed to the Plan for a Member, effective January 1, 2011, and (ii) to provide that Members in the Pfizer Savings Plan for Residents of Puerto Rico are eligible to participate in the Plan as a result of the enactment of the Internal Revenue Code for a New Puerto Rico and certain other clarifying amendments. The Plan is being further amended and restated effective January 1, 2016 (except where provided otherwise) (i) to reflect the independent deferral opportunity between base salary and bonus; and (ii) to implement the rollover of certain in-service supplemental pension plan benefits, and roll overs of supplemental pension plan benefits upon termination and death. The provisions of this restated and amended Plan shall govern Accounts on and after January 1, 2016 except with respect to Grandfathered Amounts.
For purposes of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, the Plan shall be treated as two separate, unfunded plans. One plan shall be an “excess benefit plan” within the meaning of Section 3(36) of ERISA, and shall be comprised of accruals under the Plan that are made solely because of the applicable limitations under Section 415 of the Code, plus earnings thereon. All other accruals under the Plan, plus earnings thereon, shall be treated as made under a separate “top-hat” plan maintained by the Company primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, within the meanings of Sections 201(a)(2), 301(a)(3) and 401(a)(1) of ERISA. The Company shall be able to separately account for excess benefit plan accruals and earnings thereon, top-hat plan accruals and earnings thereon, and Special Accruals and earnings thereon.
SECTION 2.        DEFINITIONS.
The following words and phrases as used in this Plan have the following meanings. To the extent not defined herein, any capitalized term shall have the meaning set forth in the Qualified Plan:
2.1    Account. The term “Account” shall mean a Member’s individual account(s), as described in Section 5.1 of the Plan.
2.2    Active Death Benefit SERP Transfer. The term “Active Death Benefit SERP Transfer” shall mean the amounts transferred into the Plan from the Member’s Pfizer Inc Nonfunded Supplemental

Retirement Plan benefit, Wyeth Supplemental Executive Retirement Plan benefit, and Warner-Lambert Company Supplemental Pension Income Plan, on account of the death of the Member while in active service after having obtained his or her Early Retirement Date or Early Retirement under the Pfizer Consolidated Pension Plan, or obtained the age of 65. Active Death Benefit SERP Transfers shall be invested based on the Member’s investment elections in place at the time of transfer, unless there is not investment elections in place in which case it shall be invested in the Designated Default Fund.
2.3    Annual Enrollment. The term “Annual Enrollment” shall mean the time period, as determined by the Committee in its sole and absolute discretion, prior to the beginning of a Plan Year in which Eligible Employees can elect to enroll or change their deferral elections under the Plan with respect to Regular Earnings expected to be earned in the next succeeding Plan Year. Notwithstanding the foregoing, the Annual Enrollment period for any Plan Year shall not extend beyond December 31st of the Plan Year immediately preceding the Plan Year that the election is made with respect thereto.
2.4    Beneficiary. The term “Beneficiary” means the beneficiary on file for this Plan, or if none is on file, the person or entity who is the “Beneficiary” under the Qualified Plan, and with respect to Grandfathered Amounts under the Pharmacia Savings Plus Plan, the person or entity who is the “beneficiary” under the rules of that plan.
2.5    Board of Directors. The term “Board of Directors” means the Board of Directors of the Company.
2.6    Code. The term “Code” means the Internal Revenue Service Code of 1986, as amended.
2.7    Committee. The term “Committee” means the Committee, as described in the Qualified Plan, or any other person or entity that the Committee has authorized to act on its behalf under the Plan.
2.8    Company. The term “Company” means Pfizer Inc., a Delaware corporation, and any successor corporation.
2.9    Controlled Group. The term “Controlled Group” means the Company and any other entity with which the Company would be considered a single employer under Code section 414 (b) or (c), provided that, in applying Code sections 1563(a)(1), (2) and (3) and for purposes of determining a controlled group of corporations under section 414(b), “50 percent” shall be used instead of “80 percent”, and in applying Treas. Reg. section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of Code section 414(c), “50 percent” shall be used instead of “80 percent” each place it appears in Treas. Reg. section 1.414(c)-2. In addition, solely for purposes of determining a Separation from Service, the foregoing sentence shall be applied by using 30 percent instead of 50 percent.
2.10    Disability. The term “Disability” means “Disability” as defined in the applicable Qualified Plan, provided such definition shall be limited so as to be compliant with the definition of “disability” under Code Section 409A.
2.11    Eligible Employee. The term “Eligible Employee” means any “Member” as defined under a Qualified Plan who:
(i) (a) in the year he or she first becomes eligible to participate in the Plan (as determined in accordance with consistent rules established by the Committee in its sole and absolute discretion and in accordance with Section 409A) in any month of that year: (1) is projected to receive Compensation (as defined in the Qualified Plan) for that Plan Year in excess of the limitation of Section 401(a)(17) of the Code or Section 1081.01(a)(12) of the PR Code or whose account under the Qualified Plan is projected to be credited during that Plan Year with “annual additions,” as defined in Section 415(c)(2) of the Code or Section 1081.01(a)(11) of the PR Code, equal to the maximum permitted under Section 415(c)(1)(A) of the Code or Section 1081.01(a)(11) of the PR Code, respectively; and (2) who is an employee of an Employer who: (A)

has reached the point in time when he or she has been projected to have Compensation (as defined in the Qualified Plan) in excess of the Limitation under Section 401(a)(17) of the Code or Section 1081.01(a)(12) of the PR Code, or (B) has reached the point in time when he or she has Compensation (as defined in the Qualified Plan) equal to the amount of Compensation at which point he or she was projected to reach the Section 415(c)(2) or Section 1081.01(a)(11) of the PR Code Limitation on annual additions under the Qualified Plan; or (b) in any subsequent year an Eligible Employee who in any prior year was an Eligible Employee under the Plan and who the Company determines in an Annual Enrollment (based on elections in effect and salary projections on the last business day of the calendar year of the Annual Enrollment (or as otherwise determined based on consistent rules established by the Committee in its sole and absolute discretion and in accordance with Section 409A) is expected to have annualized Compensation for the subsequent Plan Year in excess of the limitation of Section 401(a)(17) of the Code or Section 1081.01(a)(12) of the PR Code, or is expected in the next succeeding Plan Year to have his or her Account under the Qualified Plan credited with annual additions in excess of the maximum amount permitted under Section 415(c)(1)(A) of the Code or Section 1081.01(a)(11) of the PR Code and who is an Employee and has an election to defer Excess Regular Earnings under the Plan in effect at the time he or she had been projected to reach the limitation under Section 401(a)(17) or Section 1081.01(a)(12) of the PR Code or Section 415(c)(1)(A) of the Code or Section 1081.01(a)(11) of the PR Code;
(ii) receives a Retirement Savings Contribution under a Qualified Plan for that Plan Year and (A) is projected to receive Compensation in excess of the Limitations of Section 401(a)(17) of the Code or Section 1081.01(a)(12) of the PR Code, or (B) whose Account under a Qualified Plan is projected to be credited during that Plan Year with annual additions in excess of the maximum amount permitted under Section 415(c)(1)(A) of the Code or Section 1081.01(a)(11) of the PR Code, or
(iii) is a member of a select group of management or highly compensated employees of the Company and who is designated by the Committee or an authorized officer of the Company (or his or her delegate) as an Eligible Employee to receive accruals under the Plan in accordance with Article 4.
2.12    ELT. The term “ELT” means the Chief Executive Officer of the Company and the executive leadership team composed by him, or any of their properly authorized delegates.
2.13    Employer. The term “Employer” means the Company or its successor and any other member of the Controlled Group which is also an “Associate Company” under the Qualified Plan.
2.14    Employer Accrual. The term “Employer Accrual” means the amounts described in Section 4.1.
2.15    Excess Regular Earnings. The term “Excess Regular Earnings” means:
(i) with respect to the first year that an Eligible Employee is eligible to participate in the Plan (as determined in accordance with consistent rules established by the Committee in its sole and absolute discretion and in accordance with Section 409A), (a) the portion of an Eligible Employee’s Regular Earnings earned after the point in time when the Eligible Employee was projected to exceed the Limitation on compensation taken into account under Section 401(a)(17) of the Code or Section 1081.01(12) of the PR Code, (b) all Regular Earnings that the Eligible Employee receives after the point in time that the Eligible Employee was projected to exceed the Limitation on contributions to defined contribution plans under Section 415(c)(1)(A) of the Code or Section 1081.01(11) of the PR Code, to the extent not included in (a) above, (c) any bonus elected to be deferred under the Pfizer Inc Deferred Compensation Plan or its successor, in accordance with the rules under that Plan and Section 409A, only if the Eligible Employee has elected to participate in the Plan, or (d) any other compensation determined by the Committee to be Excess Regular Earnings for purposes of this Plan; and,
(ii) for an Eligible Employee who was an Eligible Employee in the immediately preceding prior Plan Year or who is not in his or her first year of eligibility to participate in the Plan, (a) the portion of Regular Earnings earned during a Plan Year that based on the Eligible Employee’s Qualified Plan elections and Compensation (as defined in the Qualified Plan) in effect on December 31st of the calendar year of the Annual Enrollment (or as otherwise determined based on consistent rules established by the Committee in its sole and absolute discretion and in accordance with Section 409A) were projected to exceed the Limitation on compensation taken into account under Section 401(a)(17) of the Code or Section 1081.01(a)(12) of the PR Code, (b) all Regular Earnings that the Member has received after the point in time that the Member was projected to become subject to the Limitation on contributions to defined contribution plans under Section 415(c)(1)(A) of the Code or Section 1081.01(a)(11) of the PR Code, to the extent not included in (a) above, (c) any bonus eligible to be deferred under the Pfizer Inc Deferred Compensation Plan or its successor, in accordance with the rules under that Plan and Section 409A, but only if the Eligible Employee has elected to participate in the Plan, or (d) any other compensation determined by the Committee to be Excess Regular Earnings for purposes of this Plan.
2.16    Excess Regular Earnings Deferrals. The term “Excess Regular Earnings Deferrals” means the portion of a Member’s Excess Regular Earnings that the Member elects to defer under the terms of the Plan.
2.17    Grandfathered Amounts. The term “Grandfathered Amounts” shall mean the portion of the Member’s Account that reflects the amount that was earned and vested (within the meaning of Section 409A of the Code and regulations thereunder) under the Plan prior to 2005 (and earnings thereon), or with respect to Accounts transferred from the Pharmacia Savings Plus Plan, the portion of the Member’s Account that reflects the amount that was earned and vested (within the meaning of Section 409A of the Code and regulations thereunder) under the Pharmacia Savings Plus Plan prior to 2005 (and earnings thereon).
2.18    In Service Transfer to PSSP. The term “In Service Transfer to PSSP” shall mean the one-time election and transfer into the Plan of the balance of a Member’s Pfizer Inc. Nonfunded Supplemental Retirement Plan NonGrandfathered benefit by an active employee who had either obtained his or her Early Retirement Date under the Pfizer Consolidated Pension Plan or obtained the age of 65. Such one-time election was required to be made between October 1, 2015 and November 9, 2015, and became effective on January 1, 2016. The In Service Transfer to PSSP is initially invested in the Designated Default Fund under the Plan, and thereafter as directed by the Member, and initially as directed by the Member for any trailing In Service Transfer to PSSP due to the timing difference between the accrual and payment of bonuses. All In Service Transfers to PSSP will be distributed in a lump sum in the January coincident with or following the Member’s Separation from Service, except in the event of death or a Redeferral in accordance with Section 6.8.
2.19    Key Employee. The term “Key Employee” means an Employee treated as a “specified employee” as of his or her Separation from Service under Section 409A(a)(2)(B)(i) of the Code. Key Employees shall be determined in accordance with Code Section 409A using an identification date of February 28th in any year and an effective date of March 1st. Key Employees as of an identification date shall be effective for the 12-month period beginning on the March 1 following the identification date.
    2.20    Limitation(s). The term “Limitation(s)” means the limitation on contributions to defined contribution plans under Section 415(c)(1)(A) of the Code or Section 1081.01(a)(11) of the PR Code, and on compensation taken into account under Section 401(a)(17) of the Code or Section 1081.01(a)(12) of the PR Code, and with respect to Eligible Employees who are a select group of management or highly compensated employees, within the meanings of Sections 201(a)(2) and 401(a)(1) of ERISA and are eligible to defer their bonuses under the Pfizer Deferred Compensation Plan, such other Code or Qualified Plan limits that prevent the deferred bonuses as being recognized as Regular Earnings under the Qualified Plan.
2.21    Member. The term Member means an Eligible Employee who has Excess Regular Earnings Deferrals or a Retirement Savings Contribution made to the Plan or is otherwise credited with an Employer Accrual.

2.22    Payment Option. The term “Payment Option” means the following forms of payment under which an Eligible Employee may elect to receive amounts credited to his Account upon his Separation from Service with the Controlled Group (except that a Transfer to PSSP account cannot begin distribution before the January following the five year anniversary of the latest to occur of: (1) the Member’s Separation from Service; (2) the Member’s attainment of age 55; or (3) the date such amount was scheduled to be paid under the applicable supplemental pension plan pursuant to a redeferral election made in accordance with the requirements of Section 409A): (i) single sum payable in the January following (a) the Member’s Separation from Service with the Controlled Group; or (ii) and except with respect to In Service Transfers to PSSP unless in connection with a Redeferral under Section 6.8, substantially equal annual installment payments over a period of two (2) to twenty (20) years, with the first installment to be paid the January following the Member’s Separation from Service. The form and timing of all Payment Options (other than a Transfer to PSSP) are subject to the Redeferral rules set forth in Section 6.8. Where payment of the Account is made in installment payments, the first installment shall be a fraction of the value of the Member’s Account as of the applicable valuation date, the numerator of which is one (1) and the denominator of which is the total number of installments remaining to be paid at that time. Each subsequent installment shall be calculated in the same manner, except that the denominator shall be reduced by the number of installments that have been paid previously. Unless otherwise provided under this Plan, including in the event of death, Disability and or a payment due to Unforeseeable Emergency, if a payment election is not timely made in accordance with the requirements of Section 409A, the Member shall be deemed to have elected to receive payment of his or her Account in a single lump sum payment to be paid in the January following the Member’s Separation from Service (or, in the case of a Transfer to PSSP, the January following the five year anniversary of the latest to occur of: (1) the Member’s Separation from Service; (2) the Member’s attainment of age 55; or (3) the date such amount was scheduled to be paid under the applicable supplemental pension plan pursuant to a redeferral election made in accordance with the requirements of Section 409A. The Account of any Member who has Separated from Service and is no longer living at the time his benefits commence (including any Active Death Benefit SERP Transfers) shall be paid in a single lump sum the January following the Member’s death; provided, however, that payment of Grandfathered Amounts to Beneficiaries under the Pharmacia Savings Plus Plan shall be governed under the terms of that plan.
2.23    Pfizer Deferred Compensation Plan. The term “Pfizer Deferred Compensation Plan” shall mean the Pfizer Inc Deferred Compensation Plan, a bonus deferral program, or its successor.
2.24    Pfizer Match Fund. The term “Pfizer Match Fund” shall mean the investment fund known as the Pfizer Match Fund under a Qualified Plan, or its successor.
2.25    Pharmacia Savings Plus Plan. The term Pharmacia Savings Plus Plan means the Pharmacia Savings Plus + Plan, effective July 1, 1999, as subsequently amended and restated effective July 1, 2002 which was merged into this Plan effective January 1, 2008.
2.26    Plan. The term “Plan” means this “Pfizer Supplemental Savings Plan,” as set forth herein and as amended from time to time.
2.27    Plan Year. The term “Plan Year” means the calendar year.
2.28    Prior Plan. The term “Prior Plan” means: (i) with respect to Grandfathered Amounts attributable to the Plan, the Plan as in effect on October 3, 2004, which has not been materially modified (attached hereto as Appendix C), and (ii) with respect to Grandfathered Amounts attributable to the Pharmacia Savings Plus Plan, the Pharmacia Savings Plus Plan as in effect on October 3, 2004, which has not been materially modified (attached hereto as Appendix D).
2.29    PR Code. The term “PR Code” means the Internal Revenue Code for a New Puerto Rico (also known as the New Puerto Rico Tax Code of 2011), as may be amended from time to time.

2.30    Qualified Military Service. The term “Qualified Military Service” means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) where the Eligible Employee’s right to reemployment is protected by law.
2.31    Qualified Plan. The term “Qualified Plan” means the Pfizer Savings Plan and the Pfizer Savings Plan for Residents of Puerto Rico, as each may be amended from time to time.
2.32    Regular Earnings. The term “Regular Earnings” shall have the meaning given such term under a Qualified Plan. For Eligible Employees who are eligible to defer their bonus under the Pfizer Deferred Compensation Plan, the term “Regular Earnings” shall also include such deferred amounts as determined by the Committee.
2.33    Retirement. The term “Retirement” means a termination of employment with an Employer after the Eligible Employee has attained either (i) age 65, or (ii) age 55 with at least 10 Years of Service (as determined in accordance with the Qualified Plan).
2.34    Retirement Savings Contribution. The term “Retirement Savings Contribution” means the automatic Company contribution made to a Retirement Savings Eligible Employee’s Account under a Qualified Plan in accordance therewith.
2.35    Retirement Savings Eligible Employee. The term “Retirement Savings Eligible Employee” means an Eligible Employee eligible in accordance with a Qualified Plan for a Retirement Savings Contribution.

2.36     Section 409A. The term “Section 409A” shall mean Section 409A of the Code and the regulations and other guidance issued thereunder by the U.S. Treasury or Internal Revenue Service.

2.37    Separation from Service. The term “Separation from Service” or “Separates from Service” means a “separation from service” within the meaning of Section 409A.

2.38    Transfer to PSSP. The term “Transfer to PSSP” shall mean an amount transferred into the Plan of the balances of a Member’s nongrandfathered benefits under the Pfizer Inc Nonfunded Supplemental Retirement Plan, Wyeth Supplemental Executive Retirement Plan, and Pharmacia Corporation Supplemental Pension Plan, upon the later to occur of the Separation from Service of a Member or the Member’s attainment of age 55. Distribution of a Transfer to PSSP from the Plan will begin the January following the five year anniversary of the latest to occur of: (1) the Member’s Separation from Service; (2) the Member’s attainment of age 55; or (3) the date such amount was scheduled to be paid under the applicable supplemental pension plan pursuant to a redeferral election made in accordance with the requirements of Section 409A. Transfers to PSSP shall be paid in the form of a lump sum or installments as elected. A Participant in the Pfizer Savings Plan for Residents of Puerto Rico is not eligible to make a Transfer to PSSP.
2.39    Special Accrual. The term “Special Accrual” means a special lump sum accrual amount made pursuant to a Written Agreement as provided for in Section 4.2 of the Plan.
2.40    Unforeseeable Emergency. The term “Unforeseeable Emergency” means a severe financial hardship to the Member resulting from an illness or accident of the Member, the Member’s spouse, or dependent (as defined in Section 152(a) of the Code); the Member’s loss of property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Member’s control, within the meaning of Section 409A. Withdrawals for Unforseeable Emergencies are only available to Members who were Participants in, and with respect to the portion of a Member’s Account that was credited under, the Pharmacia Savings Plus Plan (as adjusted for earnings and losses) on December 31, 2007 and other than Grandfathered Amounts that are governed under the distribution rules of that Prior Plan.

2.41    Written Agreement. The term “Written Agreement” shall have the meaning ascribed to it in Section 4.2.
SECTION 3.        PARTICIPATION.
3.1    Designation of Eligible Employees. The Committee in its sole and absolute discretion will designate as Eligible Employees those employees who satisfy the terms of Section 2.10 and are eligible to participate in the Plan.
3.2    Election to Make Excess Regular Earnings Deferrals.
(a)    Initial Election. An Eligible Employee may elect to begin making Excess Regular Earnings Deferrals by filing an election with the Committee or its authorized designee in accordance with this Section 3.2 and the requirements of Section 409A and any rules established by the Committee. Deferral elections for Excess Regular Earnings Deferrals in the year in which an employee first becomes eligible to participate in the Plan (as determined in accordance with consistent rules established by the Committee in its sole and absolute discretion and in accordance with Section 409A) may be made within 30 days of his or her first becoming eligible to participate in the Plan or another account balance plan required to be aggregated with this Plan under Section 409A, provided that such elections shall apply only with respect to Regular Earnings earned for services rendered subsequent to the date of receipt of an irrevocable election by the Committee and with such paycheck as determined administratively practicable by the Committee. If no such election is made, an Eligible Employee may not make Excess Regular Earnings Deferrals to the Plan in the year he or she first becomes eligible to participate in the Plan (as determined in accordance with consistent rules established by the Committee in its sole and absolute discretion and in accordance with Section 409A) but may make Excess Regular Earnings Deferrals in subsequent Plan Years to the extent he/or she submits a proper and timely election to do so under the Plan during a subsequent Annual Enrollment and consistent with rules established by the Committee in its sole and absolute discretion and in accordance with Section 409A.
(b)    Subsequent Elections. For Plan Years after the first Plan Year in which the Eligible Employee participates in the Plan, an Eligible Employee may make Excess Regular Earnings Deferrals to the Plan to the extent he submits a proper and timely election to do so under the Plan during an Annual Enrollment ending prior to such Plan Year (or at such other time as the Committee shall permit for Employees who are treated (and eligible to be treated) as in their first year of eligibility under uniform rules established by the Committee in accordance with Section 409A).
3.3    Amendment or Suspension of Election. Except as otherwise provided in this Section 3.3, once made, a Member may not change his or her existing Excess Regular Earnings Deferrals election under this Plan during the Plan Year until the next Annual Enrollment. Notwithstanding the foregoing, if a Member receives a hardship withdrawal under the Qualified Plan, incurs a Disability or obtains a distribution under Section 6.4 on account of an Unforeseeable Emergency during a year, his or her Excess Regular Earnings Deferral election shall be cancelled.
3.4    Amount of Elections. Each election for Excess Regular Earnings Deferrals to the Plan filed by an Eligible Employee must specify the amount of Excess Regular Earnings Deferrals in a whole percentage from 1% to 30% of the Member’s Excess Regular Earnings (from 1% to 15% for Members located in Puerto Rico) unless the Committee establishes a lesser percentage for the Plan Year. In addition, an Eligible Employee may make independent deferral elections in a whole percentage from 1% to 30% with respect to each of the base salary and any bonus that constitutes the Member’s Excess Regular Earnings.
3.5     Retirement Savings Contributions. Any Retirement Savings Eligible Employee who receives a Retirement Savings Contribution under a Qualified Plan that is projected to be in excess of any applicable Limitations, shall become a Member under the Plan and such excess Retirement Savings Contributions shall be credited to his or her Account under the Plan.

Retirement Savings Contributions shall be subject to a vesting schedule as set forth below:
(a)General. A Member shall become 100% vested in his Retirement Savings Contributions upon the attainment of 3 Years of Service (as determined in accordance with the Qualified Plan pursuant to which such Member’s Retirement Savings Contributions were made).

Notwithstanding the foregoing, a Member shall become 100% vested in his Retirement Savings Contributions in the event of his or her Retirement, Disability or death (including death while serving Qualified Military Service); provided that “Disability” shall also include for purposes of this Section 3.5(a) only, a Member’s Separation from Service due to the failure to return to work after the expiration of short term disability benefits, or because his position is filled while he is on an approved leave of absence while receiving short term disability benefits.

(b)Forfeiture of Nonvested Contributions. The nonvested portion of a Member’s Account shall be forfeited upon the occurrence of the earlier of: (i) the date upon which the Member takes a complete distribution of his or her Account, or (ii) the date upon which the Member incurs five consecutive One-Year Periods of Severance (as determined in accordance with the Qualified Plan pursuant to which such Member’s Retirement Savings Contributions were made).

SECTION 4.        EMPLOYER ACCRUALS.
4.1    General Rule.
(a) An Employer Accrual will be credited to a Member’s Account with respect to the eligible portion of Excess Regular Earnings Deferrals of such Member at the Member’s applicable percentage rate of “Matching Contributions” with respect to “After-Tax Contributions,” “Before-Tax Contributions,” and Roth 401(k) Contributions under the Qualified Plan. The Employer Accrual shall be credited as soon as practicable following the last day of the calendar quarter provided the Member is actively employed on such date. An Employer Accrual at the Member’s applicable percentage rate of “Matching Contributions” (based on the Member’s matching contribution formula under the Qualified Plan) also will be credited to the Account of a Member who elects to defer a percent of his or her bonus that otherwise would have been deferred under the Pfizer Deferred Compensation Plan, irrespective of the Excess Regular Earnings triggers, on the eligible portion of such deferred bonus amount, subject to the requirements of Section 409A. Such Employer Accrual shall be credited as soon as practical following the last day of the calendar quarter provided the Member is actively employed on such date. In no event shall a Special Accrual be subject to Employer Accruals under this Section 4.1. Notwithstanding anything in this Section 4.1 to the contrary, for purposes of any distribution or withdrawal under the Plan, except as otherwise provided under Section 5.4, the amounts distributed or withdrawn shall be valued as of the last business day of the calendar quarter preceding the calendar quarter of the distribution or withdrawal.
(b) An eligible Member who is not actively employed by an Employer on the last day of the calendar quarter as a result of such Member’s death, Disability, Retirement, approved paid (including short-term disability) or unpaid leave of absence or military leave (provided that such Employee must return from military leave in accordance with USERRA to receive such contribution), shall receive his or her Employer Accrual for such calendar quarter:

(i)
based on his or her eligible portion of Excess Regular Earnings Deferrals at such Member’s applicable percentage rate of “Matching Contributions” with respect to “After-Tax Contributions,” “Before-Tax Contributions,” and Roth 401(k) Contributions under the Qualified Plan up until the date upon which he or she is no longer actively employed as a result of any such death, Disability or Retirement in the event of his or her death, Disability or Retirement, or

(ii)
based on his or her eligible portion of Excess Regular Earnings Deferrals at such Member’s applicable percentage rate of “Matching Contributions” with respect to “After-Tax Contributions,” “Before-Tax Contributions,” and Roth 401(k) Contributions under the Qualified Plan for the applicable calendar quarter in the event of any paid (including short-term disability) or unpaid leave of absence or military leave.

4.2    Special Accrual for Recruitment Purposes

Effective September 1, 2007, the Company may, in its sole and absolute discretion, credit an amount to the Account of an Eligible Employee, provided that a member of the ELT approves such credit (but such ELT member cannot approve such credit for him or herself).

(a)    This credit to the Eligible Employee’s Account shall be made at the time, and subject to any restrictions, specified in the written agreement or agreement that is evidenced in a writing from the ELT member (the “Written Agreement”), with the Eligible Employee. At such time, the Eligible Employee shall become a Member if he is not already a Member. Such Written Agreement cannot include any election on the part of the Eligible Employee unless such election satisfies the requirements of Section 409A and the election provisions have been approved by the ELT member or a member of the Committee.

(b)    Such credit, as adjusted for any investment gains or losses, shall be paid in accordance with Sections 5.2, 6.1 and 6.2 of the Plan or as otherwise determined under the Written Agreement; provided that nothing herein (other than if the Written Agreement specifies to the contrary) shall be interpreted so not as to afford the opportunity for the Member to change his time and form of payment election in accordance with Section 409A if such right has been so provided by the ELT member and approved by the Committee.

SECTION 5.        INDIVIDUAL ACCOUNT.
5.1    Creation of Accounts. The Company will maintain an Account (which may include Special Accruals) under the Plan in the name of each Member, as well as a separate Account for a Member’s Active Death Benefit SERP Transfer and Transfer to PSPP, and a separate Account for a Member’s In Service Transfer to PSSP, if applicable. Each Member’s Accounts will be credited with the amount of the Member’s Excess Regular Earnings Deferrals, Employer Accruals, Retirement Savings Contributions, and Special Accruals (if applicable), and will be adjusted for earnings and losses thereon.
5.2    Payment Option Election. Except with respect to a Special Accrual, Active Death Benefit SERP Transfer, In Service Transfer to PSSP and Transfer to PSSP, and to the extent otherwise provided: (a) in a Written Agreement or (b) in this Section 5.2, at the time a Member is first eligible to elect to make Excess Regular Earnings Deferrals under the Plan or has a Retirement Savings Contribution credited to his or her Account under the Plan, the Member shall elect the particular Payment Option that is to apply to amounts credited to the Member’s Account (other than Grandfathered Amounts). For a Payment Option election to be effective, it must be made (i) within 30 days of the date the Employee is first eligible to participate in the Plan (as determined in accordance with consistent rules established by the Committee in its sole and absolute discretion and in accordance with Section 409A). Notwithstanding the foregoing: (1) any Member who has a Special Accrual under the Plan who has a right to elect a form of payment pursuant to the Written Agreement and as approved by an ELT member and the Committee shall only have 30 days from the date of initial eligibility (whether that date is with respect to the Special Accrual or with respect to the Excess Regular Earnings Deferrals, whichever is earlier) to elect his or her Payment Option for all non-Grandfathered amounts which he or she has the right to elect a Payment Option for under the Plan; and (2) any Eligible Employee who becomes eligible to participate in an account balance plan that must be aggregated with the Plan under Section 409A of the Code before he or she otherwise would become eligible to participate in this Plan has 30 days from the date he or she first becomes eligible to participate in such other plan to elect his or her Payment Option under the Plan. In the absence of a timely election (except as otherwise may be required pursuant to a Written Agreement and except in the case of an In Service Transfer to PSSP, Transfer to PSSP, or an Active Death Benefit SERP Transfer), the Member shall be deemed to have made a Payment Option to receive his or her Account under the Plan in a single lump sum payment in the January after his or her Separation from Service (other than with respect to Grandfathered Amounts). In addition, unless otherwise provided pursuant to a Written Agreement (and as approved by an ELT member and the Committee), a Member shall be deemed to have made a Payment Option election to receive the portion of his or her Account attributable to his or her Special Accrual under the Plan in a single lump sum payment in the January after his or her Separation from Service. Except as provided in Section 5.3 below, or if payment is subsequently re-deferred in accordance with Section 6.8 and subject to the rules on Key Employee payments as provided in Section 6.5, any Payment Option election made or deemed made under the Plan shall apply with respect to a Member’s entire Account under the Plan (except with respect to Grandfathered Amounts, Active Death Benefit SERP Transfers, Transfers to PSSP, and In Service Transfers to PSSP).
5.3    Exceptions to Binding Payment Option Election. Notwithstanding any Payment Option elected (or deemed elected): (i) if the value of a Member’s account on the last business day of the calendar year of the Member’s Separation from Service (excluding Grandfathered Amounts credited to the Member’s Account) is $10,000 or less the Member’s Payment Option election shall be to be paid in a lump sum in the January following the Member’s termination; or (ii) if a Member who was a Participant in the Pharmacia Savings Plus Plan requests a distribution on account of an Unforeseeable Emergency the portion of the Member’s Account attributable to amounts accrued under the Pharmacia Savings Plus Plan (as adjusted for earnings and losses and other than Grandfathered amounts, which shall be paid in accordance with the terms of that Prior Plan) to the extent requested on account of the Unforeseeable Emergency shall be paid in a lump sum the next business day after the Unforeseeable Emergency (in accordance with uniform rules established by the Committee and in accordance with 409A); (iii) if a Member ceases to be an Eligible Employee and subsequently becomes eligible to participate in the Plan, he or she may elect a new Payment Option that shall apply with respect to any amounts credited to his or her Accounts under the Plan after the date of his or her re-eligibility (provided the Employee becomes an Eligible Employee in a different calendar year than the year in which he or she ceased to be an Eligible Employee), and if no such election is made, the portion of the Account accrued with respect to the new eligibility period shall be paid in a single lump sum in the January after Separation from Service (or as otherwise required in this Section 5.3); (iv) if a Member has a Special Accrual under the Plan with any Payment Option election made or deemed made by the Member in accordance with Section 5.2, then the exceptions to the Payment Option elected as provided for in this Section 5.3 (or Section 6.8) shall not apply to amounts attributable to the Special Accrual unless otherwise provided in the terms of the Written Agreement as approved by an ELT member and the Committee; and (v) if a Member dies before distribution of his or her entire Account, the Payment Option election shall be canceled and the entire account (including any Special Accrual, Active Death Benefit SERP Transfer, In Service Transfer to PSSP and Transfer to PSSP) shall be paid in a single lump sum distribution the January following the Member’s death.
5.4    Investments. All Excess Regular Earnings Deferrals and Retirement Savings Contributions will be credited with an amount equal to the amount which would have been earned had such amounts been actually invested in one or more of the “Funds” (other than the Pfizer Match Fund available for investment under the Qualified Plan), as the Member may be defaulted into or elect from time to time, in one percent (1%) increments. To the extent no investment election is provided when any amounts are credited to the Plan or otherwise, then each of such amounts shall be deemed to be invested in the Designated Default Fund under the Plan. The initial In Service Transfer to PSSP shall be deemed to be invested in the Designated Default Fund under the Plan. The portion of the Member’s Account attributable to the true-up to the In Service Transfer to PSSP, Employer Accruals, Active Death Benefit SERP Transfers and Transfers to PSSP shall be deemed to be invested in accordance with the Member’s investment elections. Rules similar to those which govern the Qualified Plan shall apply for purposes of determining the value of the deemed investments (but based on this Plan’s valuation dates) and the timing, frequency and permissibility of investment transfers. No provision of this Plan shall require the Company or any other Employer to actually invest any amount in any “Fund” or in any other investment vehicle. The Plan is an unfunded plan that is not subject to the funding requirements of ERISA, meaning that there are no actual investments held in a trust. The Accounts represent unsecured obligations of the Company, and no funds are set aside from the Company’s general assets to cover such Accounts. The Plan is subject to the full faith and credit of the Company, and Members would be general creditors in the event of the Company’s insolvency. Except as otherwise provided in this Section, distributions and withdrawals from the Plan are valued as of the last business day of the calendar quarter preceding the calendar quarter of the distribution. Withdrawals on account of an Unforeseeable Emergency are valued as of the last business day of the month preceding the day that the withdrawal request is received. Payments that would otherwise be made but are delayed on account of a Member being a Key Employee are valued on the distribution date.
With respect to a Member subject to Section 16 of the Securities Exchange Act of 1934, an election to transfer a portion of his/her Account into, or out of, the Pfizer company stock funds, shall be permitted only if the Member has not elected during the immediately preceding six (6) months to transfer out of, or into, such funds within this Plan, any Pfizer company stock funds under the Qualified Plan or the unit account within any compensation plan maintained by the Company for the benefit of its non-employee directors.

SECTION 6.        DISTRIBUTION OF ACCOUNTS.
6.1    Distribution of Benefits. Unless otherwise specifically provided for in the Plan, distribution of a Member’s Grandfathered Amounts shall be paid in accordance with the distribution provisions of the Prior Plans. Except as otherwise provided in this Section and the Plan, a Member shall be paid the balance of his Account following his or her Separation from Service in accordance with the Payment Option or Payment Options elected (or deemed elected by the Member) by the Member as permitted under the Plan. A Member may have different Payment Option elections with respect to the portions of his or her Account, for example, for a Special Accrual or for a Transfer to PSSP account or for a Member who was ineligible or a period of time and subsequently became eligible and was permitted or deemed to have made a new Payment Option election under the Plan with respect to future accruals under the Plan, and in accordance with Section 409A.
6.2.    Benefits Subject to Withholding. The benefits payable under this Plan shall be subject to the deduction of any federal, state, or local income taxes, employment taxes or other taxes which are required to be withheld from such payments by applicable laws and regulations. Any taxes owed by the Member with respect to any deferral, accrual or benefit payable under this Plan may be withheld from other compensation of the Member in the year in which such tax liability accrues.
6.3    Disability. Notwithstanding any elected Payment Option or deemed elected Payment Option (made or deemed made), if the Member incurs a Disability under the Plan, the balance of the Member’s Account shall be paid in accordance with the Payment Option elected the January following the Disability, except with respect to Grandfathered Amounts shall be payable in accordance with the terms of that Prior Plan. Section 6.3 shall not apply to any In Service Transfer to PSSP or Transfer to PSSP.

6.4    Distributions on Account of Unforeseeable Emergency. Notwithstanding any elected Payment Option or deemed elected Payment Option made (or deemed made) by a Member who was a Participant in the Pharmacia Savings Plus Plan, upon the occurrence of an Unforeseeable Emergency, a Member may withdraw all or any portion of his or her Account balance attributable to amounts accrued under the Pharmacia Savings Plus Plan (as adjusted for earnings and losses) provided that the amounts distributed with respect to an Unforeseeable Emergency (including any Grandfathered Amounts distributed under the rules of the Pharmacia Savings Plus Plan) may not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Member’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Plan. Distributions of Grandfathered Amounts for a hardship or unforeseeable emergency shall be governed by the terms of the Prior Plan.

6.5    Delay for Key Employees. Notwithstanding anything in the Plan to the contrary, distributions (other than distributions of Grandfathered Amounts) may not be made to a Key Employee upon a Separation from Service before the date which is six (6) months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee). Any payments that would otherwise be made during this period of delay shall be accumulated and paid on the day that is six (6) months following the Member’s Separation from Service (or, if earlier, the January following the Member’s death).

6.6    Distributions upon Death. Notwithstanding any elected Payment Option or deemed elected Payment Option made (or deemed made) by the Member, if a Member dies before distribution of his or her Account balance has begun, any remaining balance shall be distributed in a lump sum payment to the Member’s Beneficiary the January following the calendar year in which the Member’s death occurs. The immediately preceding sentence also applies with respect to amounts accrued under the Pharmacia Savings Plus Plan (as adjusted for earnings and losses) other than Grandfathered Amounts under that plan.

6.7    Change in Control. No amounts shall be distributed upon a “Change in Control Event” as described in Code section 409A(a)(2)(A)(v) or otherwise
6.8    Redeferrals. Notwithstanding any elected Payment Option or deemed elected Payment Option made (or deemed made), except with respect to Special Accruals for which the Member was not provided with a redeferral option under the Written Agreement, a Member may make one or more subsequent elections to change the form of a distribution for a deferred amount, provided that such an election shall be effective only if the following conditions are satisfied:

(a)
The election may not take effect for at least twelve (12) months and the election must be on file with the Plan Administrator for at least twelve (12) months prior to the Member’s Separation from Service;

(b)	The election must be made at least twelve (12) months before payments would have otherwise begun; and

(c)
In the case of an election to change the form of a distribution upon a Member’s Separation from Service, a distribution may not be made earlier than at least five (5) years from the date the distribution (or, with respect to installments, the first scheduled installment) would have otherwise been made.

Members who have elected to receive their distribution (or portion thereof) in installments may not change the corresponding election once their installment distributions have begun or in the event of a rehire.

Members who pursuant to a Written Agreement are permitted to specify a Payment Option with respect to a Special Accrual shall also have the redeferral rights provided in this Section 6.8 except as otherwise provided in the Written Agreement.

6.9    Effect of Taxation. If a portion of the Member’s Account balance is includible in income under Section 409A, such portion shall be distributed immediately to the Member.

6.10    Permitted Delays. Notwithstanding the foregoing, any payment on account of a Member under the Plan shall be delayed upon the Committee’s reasonable anticipation of one or more of the following events:

(a)    The Company’s deduction with respect to such payment would be eliminated by application of Code section 162(m); or

(b)    The making of the payment would violate federal securities laws or other applicable law;

provided, that any payment delayed pursuant to this Section 6.10 shall be paid in accordance with Section 409A.
SECTION 7.        NATURE OF INTEREST OF MEMBER.
Participation in this Plan will not create, in favor of any Member, any rights or lien in or against any of the assets of the Company or any Employer, and all amounts of Excess Regular Earnings, Retirement Savings Contributions, Special Accruals, Active Death Benefit SERP Transfer, In Service Transfer to PSSP, Transfer to PSSP and Employer Accruals deferred hereunder shall at all times remain an unrestricted asset of the Company or the Employer. A Member’s rights to benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between any Employer and a Member or any person, and the Company’s and each Employer’s promise to pay benefits hereunder shall at all times remain unfunded as to the Member.
SECTION 8.        BENEFICIARY DESIGNATION.
A Member’s beneficiary under this Plan will automatically be the same as such Member’s beneficiary under the Qualified Plan unless a separate designation of beneficiary form for this Plan has been properly filed with the Committee or its authorized designee in accordance with any rule established by the Committee and received prior to the death of the Member. In the absence of a designation of specific beneficiary under either the Qualified Plan or this Plan, which beneficiary survives the Member, upon the Member’s death, except to the extent as may otherwise be provided with respect to amounts attributable to accruals made under the Pharmacia Savings Plus Plan prior to January 1, 2007 (including Grandfathered Amounts) which shall be governed by the terms of that Plan, payment of his Account shall be made to the Member’s estate in a lump sum in the January following the Member’s death.
SECTION 9.        ADMINISTRATION.
9.1    Committee. This Plan will be administered by the Committee.
9.2    Powers of the Committee. The Committee’s powers under this Plan are the same as are described in the Qualified Plan and include, but are not limited to, the power:
(a)    to determine who are Eligible Employees for purposes of participation in the Plan;
(b)    to interpret the terms and provisions of the Plan and the Prior Plans and to determine any and all questions arising under the Plan or Prior Plans, including without limitation, the right to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision; and
(c)    to adopt rules consistent with the Plan or Prior Plans.
9.3    Claims Procedure. This Section 9.3 and Section 9.4 shall apply with respect to a Member’s entire Account under the Plan including Grandfathered Amounts under this Plan and the Pharmacia Savings Plus Plan. Any request by a Member or any other person for any benefit alleged to be due under the Plan shall be known as a “Claim” and the Member or other person making a Claim, or the authorized representative of either, shall be known as a “Claimant.” The Committee has sole discretion to determine whether a communication from an individual shall be a Claim for purposes of this Section 9.3 and Section 9.4. To the extent of their responsibility to review benefit claims or to review the denial of benefit claims, the Committee and the reviewer shall have full authority to interpret and apply, in their discretion, the provisions of the Plan. The decisions of the Committee and reviewer shall be final and binding upon any and all Claimants, including, but not limited to, Members and their Beneficiaries, and any other individuals making a Claim or requesting review of a Claim through or under them, and shall be afforded the maximum deference permitted by law. A Member may not maintain a court action over a disputed claim until he or she has exhausted the Plan’s claims procedures.
Claimant may submit a written application to the Committee for payment of any benefit that he believes may be due him under the Plan, in accordance with Plan procedures. Such application shall include a general description of the benefit which the Claimant believes is due, the reasons the Claimant believes such benefit is due and any information as the Committee may reasonably request. The Committee will process the Claimant’s application within ninety (90) days of the receipt of the Claim by the Committee unless special circumstances require an extension of time for processing the Claim. In such event, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period but in no event shall the extension exceed a period of ninety (90) days from the end of such initial period. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision. If the Committee has not determined the Claimant’s eligibility for a Plan benefit within this ninety (90) day period (one hundred eighty (180) day period if circumstances require an extension of time), the Claim is deemed denied. A Claim is considered approved only if such approval is memorialized by the Committee in writing.
If a Claim is denied in whole or in part, the notice of denial shall set forth (i) the specific reason or reasons for the denial, (ii) specific reference to the pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary, (iv) an explanation of the Plan’s claim review procedure, and (v) an explanation that, if an adverse determination is made on review, the Claimant may have a right to bring civil action under Section 502(a) of ERISA. Within sixty (60) days of the receipt of a notice of denial of a Claim in whole or in part or a deemed denial, a Claimant (i) may request a review upon written application to the Committee, (ii) may review documents pertinent to the Claim, and (iii) may submit issues and comments in writing to the Committee. The Claimant shall be provided upon request and free of charge, reasonable access to all documents, records and other information relevant to the Claimant’s Claim for benefits.
The Committee will review a Claim for which a request for review has been made and render a decision not later than sixty (60) days after receipt of a request for review; provided, however, that if special circumstances require extension of a time for processing, a decision shall be rendered no later than one hundred and twenty (120) days after receipt of the request for review. Written notice of any such extension shall be furnished to the Claimant within sixty (60) days after receipt of request for review. The Committee’s decision shall be in writing and shall set forth (i) the specific reason or reasons for the denial on review, (ii) specific reference to the pertinent Plan provisions on which the denial on review is based, (iii) an explanation that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s Claim for benefits, and (iv) an explanation that if an adverse determination is made on review, the Claimant may have the right to bring a civil action under Section 502(a) of ERISA. If the decision on review is not furnished within the applicable time, the Claim shall be deemed denied on review.
9.4    Limitation on Period for Filing Claims. No claim for benefits based upon a claim that contributions were not properly made under this Plan shall be approved under this Plan, and no action may be brought for benefits under this Plan pursuant to the denial of such a claim pursuant to Section 9.3 of this Plan, unless such claim for benefits is duly filed under Section 9.3 of this Plan no later than the last day of the first

Plan Year beginning after the Plan Year in which the claim alleges that the contributions should have been credited. No court action may be brought for benefits under this Plan pursuant to the denial of a Claim unless duly filed no later than the one year anniversary of the final denial of such Claim by the Committee.
SECTION 10.    NO EMPLOYMENT RIGHTS.
No provisions of the Plan or any action taken by the Company, the Board of Directors, the Committee, or any of their properly authorized representatives shall give any person any right to be retained in the employ of any Employer, and the right and power of the Company or any Employer to dismiss or discharge any Member is specifically reserved.
SECTION 11.    AMENDMENT, SUSPENSION, AND TERMINATION.
The Board of Directors or its authorized designee shall have the rights to amend, suspend, or terminate the Plan at any time, except that the Committee may make non-substantive administrative changes to this Plan so as to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided in the next sentence, no amendment, modification or termination shall, without the consent of a Member, adversely affect the amount of the Member’s benefits in his or her Account as of the date of such amendment, modification or termination. Upon termination of the Plan, distribution of the balances in Accounts shall be made to Members and Beneficiaries in the manner and at the time described in the Plan (or the Prior Plan) unless the Board of Directors of the Company or its designee determines in its sole and absolute discretion that all such amounts shall be distributed upon termination and in accordance with the requirements under Section 409A. Upon termination of the Plan, no further deferrals of eligible compensation shall be permitted; however, earnings, gains and losses shall continue to be credited to Account balances in accordance with the Plan until the Account balances are fully distributed.

In the event the Plan is terminated, the Committee shall continue to administer the Plan in accordance with the relevant provisions thereof until the Member’s benefits have been paid hereunder. Notwithstanding the foregoing, no amendment of the Plan shall apply to Grandfathered Amounts, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent “material modification” to Grandfathered Amounts.
SECTION 12    PROVISIONS GOVERNED BY CODE SECTION 409A
Notwithstanding anything herein to the contrary, the terms of the Plan are intended to, and shall be interpreted and applied so as to, comply in all respects with the provisions of Section 409A. Any provision of this Plan governing the timing or form of payment of benefits hereunder may be modified by the Plan Administrator if, and to the extent deemed necessary or advisable, to comply with Section 409A including, but not limited to, a 6-month delay in payment to a Key Employee, which shall be paid as provided in Section 6.5. Nothing in this Section shall be construed as an admission that any of the benefits payable under this Plan (or any predecessor Plan) constitutes “deferred compensation” subject to the provisions of Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Plan comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Member on account of non-compliance with Section 409A.

APPENDIX A

SPECIAL PROVISIONS APPLICABLE TO DIVESTITURE OF THE
COMPANY’S NUTRITIONALS BUSINESS TO NESTLE

Effective as of the “Closing Date” as defined pursuant to the Stock and Asset Purchase Agreement between Pfizer Inc. and Nestle S.A. (the “Purchaser”) dated as of April 21, 2012 (the “Nestle Agreement”), the Company agreed to divest certain assets related to its Nutritionals business as of the closing date (the “Nestle Closing Date”) as defined in such agreement. This Appendix A sets out additional provisions that apply to certain participants in the PSSP who will be transferring employment to the Purchaser and will no longer be eligible to participate in the PSSP as of the Closing Date (the “Nestle Employees”) who were Members as of the day immediately preceding the Nestle Closing Date.

1.	Vesting. Any Nestle Employee who is not fully vested in his or her Account as of the Nestle Closing Date, shall be 100% vested.

2.
Retirement Savings Contributions. Notwithstanding anything in the PSSP to the contrary, the Account of an Affected Employee, who is a Retirement Savings Eligible Employee on the day immediately preceding the Closing Date, shall be credited with a Retirement Savings Contribution in respect of the Plan Year ending December 31, 2012 in the amount, determined in accordance with the PSSP expressed as a percentage of the Retirement Savings Eligible Employee’s Regular Earnings, based on his or her Regular Earnings up until the Closing Date, but only if such Affected Employee has an Account under the Pfizer Savings Plan on the date Retirement Savings Contributions are credited under the PSSP for 2012 contributions. Such Retirement Savings Contribution shall be made in the form and at the time set forth in the PSSP and shall be immediately 100% vested when made.

APPENDIX B
SPECIAL PROVISIONS APPLICABLE TO
ZOETIS INC. EMPLOYEES

Pursuant to the Form S-1 Registration Statement filed by Pfizer Inc. regarding Zoetis Inc. (“Zoetis”), the Company intends to hold an initial public offering of the Class A shares of Zoetis, and following the offering, make a tax-free distribution to its stockholders of all or a portion of its equity interest in Zoetis (the “Zoetis Split-off”). In connection with and prior to the initial public offering of Zoetis and the Zoetis Split-off, Zoetis will be a wholly owned subsidiary of the Company, and Zoetis and the Company will enter into agreements that provide for certain transactions that will transfer the assets and liabilities of the Company’s animal health business to Zoetis that will result in the separation of the animal health business from the Company (the “Zoetis Separation”), and certain participants in the PSSP will be transferring employment to Zoetis (the “Zoetis Employees”). Zoetis Employees in the Plan shall continue to be eligible to participate in the PSSP after the Zoetis Separation.

After the Zoetis Separation but prior to the Zoetis Split-off, Zoetis will offer the Zoetis Employees a comprehensive suite of retirement, health and welfare benefits and the Zoetis Employees shall cease participation in the PSSP upon such date (the “Zoetis Benefits Date”).

1.	Vesting. Any Zoetis Employee who is not fully vested in his or her Account as of the Zoetis Benefits Date, shall be 100% vested.

2.	Effective January 1, 2013, no Zoetis Employee shall be eligible to receive a Retirement Savings Contribution with respect to any Plan Year commencing on or after January 1, 2013.

APPENDIX C.

Pfizer Supplemental Savings Plan as in effect on 12/31/04. Except as otherwise specifically provided for in the Plan, the provisions of this Plan shall apply to Grandfathered Amounts covered under the Pfizer Supplemental Savings Plan on 12/31/2004.
PFIZER INC
NONFUNDED DEFERRED COMPENSATION AND SUPPLEMENTAL SAVINGS PLAN

Amended and Restated as of February 1, 2002

SECTION 1.        CONTINUATION AND PURPOSE OF THE PLAN.
1.1    Continuation. There is hereby continued for the benefit of Members an unfunded plan of deferred compensation known as the “Pfizer Inc Nonfunded Deferred Compensation and Supplemental Savings Plan.”
1.2    Purpose. The purpose of this Plan is to provide a means by which an Eligible Employee may, in certain circumstances, elect to defer receipt of a portion of his “Regular Earnings.” The Plan also provides that the Company will, in certain instances, credit the Account of a Member with Employer Accruals.
1.3    Description of the Plan. The Plan became effective July 1, 1983 and is amended and restated effective February 1, 2002, except as otherwise provided herein. For purposes of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, the Plan shall be treated as two separate, unfunded plans. One plan shall be an “excess benefit plan” within the meaning of Section 3(36) of ERISA, and shall be comprised of accruals under the Plan that are made solely because of the applicable limitations under Section 415 of the Code, plus earnings thereon. All other accruals under the Plan, plus earnings thereon, shall be treated as made under a separate “top-hat” plan maintained by the Company primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, within the meanings of Sections 201(a)(2) and 401(a)(1) of ERISA. Separate accounts shall be maintained under the Plan for each Member, as applicable, to account for excess benefit plan accruals and earnings, and top-hat plan accruals and earnings.
SECTION 2.        DEFINITIONS.
The following words and phrases as used in this Plan have the following means:
2.1    Account. The term “Account” shall mean a Member’s individual account(s), as described in Section 5 of the Plan.
2.2    Board of Directors. The term “Board of Directors” means the Board of Directors of the Company.
2.3    Code. The term “Code” means the Internal Revenue Service Code of 1986, as amended.
2.4    Committee. The term “Committee” means the Committee, as described in the Qualified Plan, or any other person or entity that the Committee has authorized to act on its behalf under the Plan.
2.5    Company. The term “Company” means Pfizer Inc, a Delaware corporation, and any successor corporation.
2.6    Controlled Group. The term “Controlled Group” means the Company and any other entity in which the Company owns directly or indirectly 30 percent or more of the value or voting power.
2.7    Eligible Employee. The term “Eligible Employee” means any “Member” under the Qualified Plan (i) who receives Regular Earnings for any Plan Year in excess of the limitation of Section 401(a)(17) of the Code, (ii) whose account under the Qualified Plan is credited with “annual additions,” as defined in Section 415(c)(2) of the Code, during any Plan Year equal to the maximum permitted under Section 415(c)(1)(A) of the Code, (iii) who is otherwise credited with Employer Accruals, or (iv) who is a member of a select group of management or highly compensated employees and is designated as an Eligible Employee by the Committee.
2.8    Employer. The term “Employer” means the Company and any other member of the Controlled Group which is also an “Associate Company” under the Qualified Plan.
2.9    Employer Accrual. The term “Employer Accrual” means the amounts described in Section 4.

2.10    Excess Regular Earnings. The term “Excess Regular Earnings” means (i) the portion of a Member’s Regular Earnings earned during a Plan Year that exceeds the Limitation on compensation taken into account under Section 401(a)(17) of the Code, (ii) all Regular Earnings earned after the Member becomes subject to the Limitation on contributions to defined contribution plans under Section 415(c)(1)(A) of the Code, to the extent not included in (i) above, (iii) a bonus deferred under the Pfizer Inc Deferred Compensation Plan, or (iv) any other compensation determined by the Committee to be compensation for purposes of this Plan .
2.11    Excess Regular Earnings Deferrals. The term “Excess Regular Earnings Deferrals” means the portion of a Member’s Excess Regular Earnings that the Member elects to defer under the terms of the Plan.
2.12    Limitation(s). The term “Limitation(s)” means the limitation on contributions to defined contribution plans under Section 415(c)(1)(A) of the Code, and on compensation taken into account under Section 401(a)(17) of the Code.
2.13    Member. The term Member means an Eligible Employee who elects to have Excess Regular Earnings Deferrals made to the Plan or is otherwise credited with an Employer Accrual.
2.14    Payment Options. The term “Payment Option” means the following forms of payment under which a Member may elect to receive amounts credited to his Account upon his termination of employment with the Controlled Group: (i) single sum payable as soon as practicable following the end of the Plan Year in which the Member terminates employment with the Controlled Group, or (ii) substantially equal annual installment payments over a period of two to twenty years commencing as soon as practicable following the end of the Plan Year in which the Member terminates employment with the Controlled Group. Where payment of the Account is made in installment payments, the first installment shall be a fraction of the value of the Member’s Account as of the applicable valuation date, the numerator of which is one (1) and the denominator of which is the total number of installments remaining to be paid at that time. Each subsequent installment shall be calculated in the same manner, except that the denominator shall be reduced by the number of installments that have been paid previously.
2.15    Plan. The term “Plan” means the “Pfizer Inc Supplemental Savings Plan,” as set forth herein and as amended from time to time.
2.16    Plan Year. The term “Plan Year” means the calendar year.
2.17    Qualified Plan. The term “Qualified Plan” means the Pfizer Savings Plan, as amended from time to time.
2.18    Regular Earnings. The term “Regular Earnings” shall have the meaning given such term under the Qualified Plan.
SECTION 3.        PARTICIPATION.
3.1    Designation of Eligible Employees. The Committee in its sole and absolute discretion will designate as Eligible Employees those employees who satisfy the terms of Section 2.7 and are eligible to participate in the Plan. The Committee in its sole and absolute discretion may terminate the designation of an employee as an Eligible Employee at any time.
3.2    Election to Make Excess Regular Earnings Deferrals. An Eligible Employee may elect at any time after becoming eligible to begin making Excess Regular Earnings Deferrals by filing an election with the Committee or its authorized designee in accordance with this Section 3 and any rules established by the Committee. Such election will be effective on a prospective basis beginning with the payroll period that occurs as soon as administratively practicable following receipt of the election by the Committee or its authorized designee.

2

3.3    Amendment or Suspension of Election. Members may change (including, suspend) their existing Excess Regular Earnings Deferrals election under this Plan during the Plan Year by filing a new election in accordance with the prescribed administrative guidelines. Such new election will be effective on a prospective basis beginning with the payroll period that occurs as soon as administratively practicable following receipt of the election by the Committee or its authorized designee. A Member shall not be permitted to make up suspended Excess Regular Earnings Deferrals, and during any period in which a Member’s Excess Regular Earnings Deferrals are suspended, the Employer Accruals under the Plan with respect to Excess Regular Earnings Deferrals shall also be suspended. A Member who receives a hardship withdrawal under the Qualified Plan shall be suspended from making Excess Regular Earnings Deferrals hereunder for a period of six (6) months from the date of such withdrawal.
3.4    Amount of Elections. Each election filed by an Eligible Employee must specify the amount of Excess Regular Earnings Deferrals in a whole percentage from 1% to 20% of the Member’s Excess Regular Earnings unless the Committee establishes a lesser percentage for the Plan Year; provided, however, that, with respect to an Eligible Employee who is also eligible to participate in the Qualified Plan, the rate of Excess Regular Earnings Deferrals hereunder for any payroll period shall not exceed the rate at which the Member was contributing to the Qualified Plan on a combined pre-tax and post-tax basis for the current year.
SECTION 4.        EMPLOYER ACCRUALS.
4.1    General Rule.
An Employer Accrual will be credited to a Member’s Account with respect to the eligible portion of Excess Regular Earnings Deferrals of such Member at the applicable rate of “Matching Contributions” with respect to “After-Tax Contributions” and “Before-Tax Contributions” under the Qualified Plan. The Employer Accrual shall be credited as soon as practicable following the payroll period for which the Excess Regular Earnings Deferrals are made. The eligible portion of a Member’s Excess Regular Earnings Deferrals shall be limited to six percent (6%) of such Excess Regular Earnings for each payroll period. In addition, an Employer Accrual will be credited as of the end of each Plan Year to a Member’s Account equal to the difference between (i) the amount that would have been credited to the Member’s account under the Qualified Plan as a “Matching Contribution,” including Additional Contribution, if any, if the Limitations were not applicable to the Member under the Qualified Plan during such Plan Year and (ii) the “Matching Contributions,” including Additional Contributions, if any, actually credited to the Member’s account under the Qualified Plan during such Plan Year. Lastly, an Employer Accrual will be credited to the Account of a Member who elects to defer his bonus under the Warner-Lambert Company Incentive Compensation Plan (“ICP”). The amount of such Employer Accrual will be equal to the product of: (i) six percent (6%) of the bonus deferred under the ICP, and (ii) the applicable rate of “Matching Contributions” with respect to “After-Tax Contributions” and “Before-Tax Contributions” under the Qualified Plan. The Employer Accrual shall be credited as soon as practical following the payroll period in which the bonus is deferred.
4.2    Special Employer Accrual for Certain Former Warner-Lambert Employees.
In the case of any Eligible Employee who (i) was an “Eligible Participant” under the Warner-Lambert Savings and Stock Plan as in effect on January 31, 2002 (the “Warner-Lambert Plan”), (ii) is a participant under the Warner-Lambert Enhanced Severance Plan on May 15, 2003, (iii) has completed at least three years of Plan membership (including Warner-Lambert Plan membership) under the Qualified Plan as of May 15, 2003, and (iv) was an Eligible Employee on May 15, 2003, an Employer Accrual shall be credited to such Eligible Employee’s Account in an amount equal to the difference between (a) and (b) below:
(a)    the “Matching Contribution” which would have been made to the Eligible Employee’s account under the Qualified Plan with respect to the period June 1, 2002 through May 15, 2003 if such “Matching Contribution” had been based on the terms of Article 5 of the Warner-Lambert Plan, assuming an additional matching contribution rate of 65%; and

3

(b)    the “Matching Contribution” actually made to the Eligible Employee’s account under the Qualified Plan with respect to the period June 1, 2002 through May 15, 2003.
This Employer Accrual shall be credited as soon as practicable following the payroll period which includes May 15, 2003.
4.3    Special Employer Accrual for Certain Former Agouron Employees.
In the case of any Eligible Employee who (i) was an “Eligible Employee” under the Agouron Pharmaceuticals, Inc. 401(k) Plan as in effect on January 31, 2002 (the “Agouron Plan”), (ii) was a participant under the Warner-Lambert Enhanced Severance Plan on May 15, 2003, and (iii) was an Eligible Employee on May 15, 2003, an Employer Accrual shall be credited to such Eligible Employee’s Account in an amount equal to the difference between (a) and (b) below:
(a)    the “Matching Contribution” which would have been made to the Eligible Employee’s account under the Qualified Plan with respect to the period June 1, 2002 through May 15, 2003 if such “Matching Contribution” had been based on the terms of Article 6.4 of the Agouron Plan, assuming an additional matching contribution rate of 35%; and
(b)    the “Matching Contribution” actually made to the Eligible Employee’s Account under the Qualified Plan with respect to the period June 1, 2002 through May 15, 2003.
This Employer Accrual shall be credited as soon as practicable following the payroll period which includes May 15, 2003.
SECTION 5.        INDIVIDUAL ACCOUNT.
5.1    Creation of Accounts. The Company will maintain an Account under the Plan in the name of each Member. Each Member’s Account will be credited with the amount of the Member’s Excess Regular Earnings Deferrals, Employer Accruals, and will be adjusted for earnings and losses thereon. In the case of Members covered under both the “excess benefit” and “top-hat” portions of the Plan, separate accounts will be maintained to reflect the Members’ interest in each such portion of the Plan.
5.2    Payment Account Option Election. Each Member shall elect the particular Payment Option that is to apply to amounts credited to the Member’s Account. In order for a Payment Option election to be effective, it must be made (i) no later than ninety (90) days (one hundred and eighty (180) days for employment terminations on or after January 1, 2003) prior to the date the Member terminates employment with the Controlled Group, and (ii) in a taxable year preceding the taxable year in which payment would otherwise be made or commence. In the absence of a timely election, payment of the Member’s Account will be made in accordance with the most recent Payment Option election which satisfies the requirements of the immediately preceding sentence or, in the absence of any such Payment Option election, in five (5) substantially equal annual installments commencing as soon as practicable following the end of the Plan Year in which the Member terminates employment with the Controlled Group. The foregoing notwithstanding, in any case where the value of the Member’s Plan Account is less than ten percent (10%) of the value of the Member’s interest in both the Plan and the Qualified Plan, payment of the Member’s Account shall be made in a lump sum as soon as practicable following the end of the Plan Year in which the Member terminates employment with the Controlled Group. Upon a Member becoming “Disabled,” as determined under the Qualified Plan, the balance of the Member’s Account shall be paid in a lump sum as soon as practicable after such determination is made.
5.3    Investments. All Excess Regular Earnings Deferrals will be credited with an amount equal to the amount which would have been earned had such amounts been actually invested in one or more of the “Funds” (other than the Pfizer Match Fund) available for investment under the Qualified Plan, as the Member may elect from time to time, in one percent (1%) increments. The portion of the Member’s Account attributable to Employer Accruals shall be deemed to be invested in the Pfizer Match Fund. Rules similar to those which govern the Qualified Plan shall apply for purposes of determining the value of the deemed investments and the timing, frequency and permissibility of investment transfers, except that no

4

diversification of Employer Accruals which are deemed to be invested in the Pfizer Match Fund shall be permitted. No provision of this Plan shall require the Company or any other Employer to actually invest any amount in any “Fund” or in any other investment vehicle. The Plan is an unfunded plan that is not subject to the funding requirements of ERISA, meaning that there are no actual investments held in a trust. The Accounts represent unsecured obligations of the Company, and no funds are set aside from the Company’s general assets to cover such Accounts. The Plan is subject to the full faith and credit of the Company, and Members would be general creditors in the event of the Company’s insolvency.
With respect to a Member subject to Section 16 of the Securities Exchange Act of 1934, an election to transfer a portion of his Account into, or out of, the “Pfizer Company Stock Fund” shall be permitted only if the Member has not elected during the immediately preceding six months to transfer out of, or into, such Fund within this Plan, the Pfizer Company Stock Fund under the Qualified Plan or the unit account within the Pfizer Inc Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, the Pfizer Inc Retainer Units Award Plan for Non-Employee Directors, or the Pfizer Inc Deferred Compensation Plan.
SECTION 6.        PAYMENT.
6.1    Payment of Benefits. A Member shall be paid the balance of his Account following termination of employment in accordance with the Payment Option elected by the Member. Upon the death of a Member, the Member’s beneficiary shall be paid the balance of the Member’s Account in a lump sum as soon as practicable after the death of the Member.
6.2.    Benefits Subject to Withholding. The benefits payable under this Plan shall be subject to the deduction of any federal, state, or local income taxes, employment taxes or other taxes which are required to be withheld from such payments by applicable laws and regulations. Any employment taxes owed by the Member with respect to any deferral, accrual or benefit payable under this Plan may be withheld from other compensation of the Member in the year in which such tax liability accrues.
SECTION 7.        NATURE OF INTEREST OF MEMBER.
Participation in this Plan will not create, in favor of any Member, any rights or lien in or against any of the assets of the Company or any Employer, and all amounts of Excess Regular Earnings deferred hereunder shall at all times remain an unrestricted asset of the Company or the Employer. A Member’s rights to benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between any Employer and a Member or any person, and the Company’s and each Employer’s promise to pay benefits hereunder shall at all times remain unfunded as to the Member.
SECTION 8.        BENEFICIARY DESIGNATION.
A Member’s beneficiary under this Plan will automatically be the same as such Member’s beneficiary under the Qualified Plan unless a separate designation of beneficiary form for this Plan has been properly filed with the Committee or its authorized designee in accordance with any rule established by the Committee. In the absence of a designation of specific beneficiary under either the Qualified Plan or this Plan, which beneficiary survives the Member, upon the Member’s death, payment of his Account shall be made to his estate in a lump sum as soon as practicable.
SECTION 9.        ADMINISTRATION.
9.1    Committee. This Plan will be administered by the Committee.
9.2    Powers of the Committee. The Committee’s powers under this Plan are the same as are described in the Qualified Plan and include, but are not limited to, the power:

5

(i)	to determine who are Eligible Employees for purposes of participation in the Plan;

(ii)
to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan, including without limitation, the right to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision; and

(iii)	to adopt rules consistent with the Plan.
9.3    Claims Procedure. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan including the right to construe disputed or doubtful Plan terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. Any claim by a Member or any other person for any benefit alleged to be due under the Plan shall be made in writing to the Committee. Within 90 days of the filing of such claim, unless special circumstances require an extension of such period, such person will be given notice in writing of the approval or denial of the claims. If the claim is denied, the notice will set forth the reason for the denial, the Plan provisions on which the denial is based, an explanation of what other material or information, if any, is needed to perfect the claim, and an explanation of the claims review procedure. The claimant may request a review of such denial within 60 days of the date of receipt of such denial by filing notice in writing with the Committee. The claimant will have the right to review pertinent Plan documents and to submit issues and comments in writing. The Committee will respond in writing to a request for review within 60 days of receiving it, unless special circumstances require an extension of such period. The Committee, in its discretion, may request a meeting to clarify any matters deemed appropriate.
9.4    Limitation on Period for Filing Claims. No claim for benefits based upon a claim that contributions were not properly made under this Plan shall be approved under this Plan, and no action may be brought for benefits under this Plan pursuant to the denial of such a claim pursuant to Section 9.3 of this Plan, unless such claim for benefits is duly filed under Section 9.3 of this Plan no later than the last day of the second Plan Year beginning after the Plan Year in which the claim alleges that the contributions should have been credited.
SECTION 10.    NO EMPLOYMENT RIGHTS.
No provisions of the Plan or any action taken by the Company, the Board of Directors, the Committee, or any of their properly authorized representatives shall give any person any right to be retained in the employ of any Employer, and the right and power of the Company or any Employer to dismiss or discharge any Member is specifically reserved.
SECTION 11.    AMENDMENT, SUSPENSION, AND TERMINATION.
The Board of Directors or its authorized designee shall have the rights to amend, suspend, or terminate the Plan at any time, except that the Committee may make non-substantive administrative changes to this Plan so as to conform with or take advantage of governmental requirements, statutes or regulations. No amendment, modification or termination shall, without the consent of a Member, adversely affect the amount of the Member’s benefits in his or her Account as of the date of such amendment, modification or termination. Any modification, amendment or termination may accelerate the time at which any Member is entitled to a distribution. In the event the Plan is terminated, the Committee shall continue to administer the Plan in accordance with the relevant provisions thereof until the Member’s benefits have been paid hereunder.

6

APPENDIX D.

Pharmacia Savings Plus Plan as in effect on 12/31/04. Except as otherwise specifically provided for in the Plan, the provisions of this Plan shall apply to Grandfathered Amounts transferred from the Pharmacia Savings Plus Plan
Pharmacia
Savings Plus+Plan
Amended & Restated Effective as of July 1, 2002

PURPOSE
In recognition of the services provided by certain key employees, the Board of Directors of Pharmacia & Upjohn, Inc. (“P&U”) adopted a deferred compensation plan (the “Plan”) to make additional retirement benefits and increased financial security, on a tax-deferred basis, available to those individuals, effective July 1, 1999. Under the Plan, P&U provided a vehicle that will allow additional future compensation to be paid to key employees so that such employees may be retained and their productive efforts encouraged.
Effective September 22, 1999, the Board of Directors of P&U amended and restated the Plan to permit a new Affiliate, Sugen, Inc., to join the Plan as a “Company” and permit its Eligible Employees, as defined below, to make an Incentive Deferral, as defined below, as well as other forms of Compensation Deferrals, as defined below, when and if eligible.
On March 31, 2000, the Board of Directors of P&U amended and restated the Plan to reflect the transaction by which P&U became a wholly-owned subsidiary of Pharmacia Corporation (“Pharmacia”). On December 7, 2000, the Board of Directors of Pharmacia amended the Plan to (i) require deferral under this Plan of any incentive compensation earned under the Pharmacia Corporation Cash Long-Term Incentive Plan and (ii) permit deferral under this Plan of benefits payable under the Pharmacia Corporation Key Executive Pension Plan or payment under any other individual contractual pension arrangements for key executives at the Participant’s election. The Plan was subsequently amended to reflect the Company’s adoption of the Pharmacia Corporation Long-Term Performance Share Unit Incentive Plan, effective January 1, 2002.
Effective July 1, 2002, the Plan was amended to conform to Pharmacia’s Retirement Choice Program by including a “restoration” arrangement and a “bonus deferral” arrangement. Also effective July 1, 2002, the Plan was amended to assume the obligations of the Pharmacia Corporation ERISA Parity Savings and Investment Plan and to make certain other changes relating to a Change in Control of Pharmacia. Accordingly, the Plan, as amended and restated as of the Amendment Effective Date, as defined below, now reads as follows:
DEFINITIONS
Account. “Account” means, with respect to a Participant, the account established on the books of the Company pursuant to Section 5.1 and recording the benefit due to the Participant under the Plan.
Affiliate. “Affiliate” means any firm, partnership, or corporation that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Pharmacia. “Affiliate” also includes any other organization similarly related to Pharmacia that is designated as such by the Board.
Base Salary. “Base Salary” means the sum of an Eligible Employee’s W-2 compensation paid by the Company to the Eligible Employee including any pre-tax deferrals and benefits deducted from gross income including, but not limited to, any amounts that are excluded from gross income under section 125, 402(e)(3), or 132(f) of the Code and any deferrals under this Plan. “Base Salary” shall exclude any one-time or other special bonuses, moving and relocation expenses, stock options, or severance payments.
Base Salary Deferral. “Base Salary Deferral” means the portion of a Participant’s Base Salary that the Participant has elected to defer pursuant to Article 4.
Bonus. “Bonus” means any bonus or other incentive compensation awarded by the Company to the Eligible Employee under such plans as specifically refer to this Plan and under such other plans as Pharmacia’s Senior Vice President Human Resources may from time to time designate.

Bonus Deferral. “Bonus Deferral” means the portion of a Participant’s Bonus that the Participant has elected to defer pursuant to Article 4.
Beneficiary. “Beneficiary” means the person or persons designated as such in accordance with Section 10.3.
Board. “Board” means the Board of Directors of Pharmacia.
Cause. “Cause” means, if applicable to the Participant, the definition of that term used in the written employment agreement between the Participant and the Company or an Affiliate as in effect on the date of the Participant’s termination of employment or in the Company’s Change in Control Severance Benefit Plan. Otherwise, the term “Cause” shall mean (i) a material breach by the Participant of the Participant’s duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the part of the Participant, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company or an Affiliate, and which is not remedied within 30 days after receipt of written notice from the Company or an Affiliate specifying such breach; or (ii) the Participant’s conviction of a felony which is materially and demonstrably injurious to the Company or an Affiliate.
Change in Control. “Change in Control” means:
(1)    the acquisition by any individual, entity, or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficiary ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 33% or more of either (i) the then outstanding shares of Common Stock of Pharmacia (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of Pharmacia entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”): provided, however, that the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change in Control: (A) any acquisition by Pharmacia, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Pharmacia or any corporation controlled by Pharmacia, or (C) any acquisition by any corporation pursuant to a reorganization, merger, or consolidation involving Pharmacia, if, immediately after such reorganization, merger, or consolidation, each of the conditions described in clauses (i), (ii), and (iii) of subsection (3) of this Section shall be satisfied; and provided further that, for purposes of clause (A), if any Person (other than Pharmacia or any employee benefit plan (or related trust) sponsored or maintained by Pharmacia or any corporation controlled by Pharmacia) shall become the beneficial owner of 33% or more of the Outstanding Company Common Stock or 33% or more of the Outstanding Company Voting Securities by reason of any acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by Pharmacia and such Person shall, after such acquisition by Pharmacia, becomes the beneficial owner of any additional shares of the Outstanding Company Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute Change in Control;
(2)    individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of Pharmacia subsequent to the date hereof whose election, or nomination for election by Pharmacia’s stockholders, was approved by the vote of at least three-quarters of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Pharmacia in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of Pharmacia as a result of an actual or threatened election contest, as such terms are used in Rule 14a‑11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(3)    approval by the stockholders of Pharmacia of a reorganization, merger, or consolidation involving Pharmacia unless, in any such case, immediately after such reorganization, merger, or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger, or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than Pharmacia, any employee benefit plan (or related trust) sponsored or maintained by Pharmacia or the corporation resulting from such reorganization, merger, or consolidation (or any corporation controlled by Pharmacia), or any Person which beneficially owned, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock of such corporation or 33% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger, or consolidation; or
(4)    (i) approval by the stockholders of Pharmacia of a plan of complete liquidation or dissolution of Pharmacia or (ii) the sale or other disposition of all or substantially all of the assets of Pharmacia other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than Pharmacia, any employee benefit plan (or related trust) sponsored or maintained by Pharmacia or such corporation (or any corporation controlled by Pharmacia), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock thereof entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition (or were approved directly or indirectly by the Incumbent Board).
CIC Consummation. “CIC Consummation” means the consummation of a transaction approved by stockholders as described in paragraphs (3) or (4) of the definition of Change in Control.
Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.
Committee. “Committee” means the Compensation Committee appointed by the Board which shall administer the Plan and which also may act for the Company or the Board in making decisions and performing specified duties under the Plan. The Committee may delegate any or all of its duties under the Plan in which case the term “Committee” shall apply to the Committee’s delegate to the same extent as it would have applied to the Committee.

Company. “Company” means Pharmacia and any Affiliate that is authorized by the Board to adopt the Plan and to cover its Eligible Employees and whose designation as such has become effective upon acceptance of such status by the board of directors of the Affiliate. An Affiliate may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all the provisions of the Plan and amendments thereto shall apply to the Eligible Employees of the Affiliate. In the event the designation is revoked by the board of directors of an Affiliate, the Plan shall be deemed terminated only with respect to such Affiliate.
Company Contributions. “Company Contributions” means those matching contributions credited to the Participant’s Account by the Company at a rate equal to the matching contribution rate under the Savings Plan applicable to the Participant. “Company Contributions” shall be deemed to have been made in phantom shares of the Voting Securities valued on the basis of the closing price of the Voting Securities on the principal exchange on which the Voting Securities are traded on the day the Company Contribution is credited to the Participant’s Account.
Compensation Deferral. “Compensation Deferral” means that portion of Base Salary and/or Bonus as to which a Participant has made an irrevocable election to defer receipt until the Plan Year following the Participant’s Termination Date, except as otherwise specifically provided herein.
Disabled. “Disabled” means a mental or physical condition that qualifies a Participant for total and permanent disability benefits under a Company sponsored long term disability plan.
Earnings Crediting Options. “Earnings Crediting Options” means the deemed investment options selected by the Participant from time to time pursuant to which deemed earnings are credited to the Participant’s Account.
Effective Date. “Effective Date” means the effective date of the Plan which is July 1, 1999. “Amendment Effective Date” means July 1, 2002.
Eligible Employee. “Eligible Employee” means, with respect to the “bonus deferral” portion of the Plan, an Employee who is eligible to participate in the Savings Plan and whose annualized rate of Base Salary, determined at the time of enrollment, exceeds the compensation limit of section 401(a)(17) of the Code, as in effect from time to time. “Eligible Employee” means, with respect to the “restoration” portion of the Plan, either an Employee who meets the definition of Eligible Employee in the preceding sentence or an Employee whose annualized rate of Base Salary, determined at the time of enrollment, exceeds the compensation limit of section 401(a)(17) of the Code, as in effect from time to time, when combined with the Employee’s most recently paid Bonus. “Eligible Employee” means with respect to the “rollover” portion of the Plan, an Employee who meets the definition in the preceding sentence and who is eligible for a rollover as described in Section 6.3.
Employee. “Employee” means any individual employed by the Company on a regular, full-time basis (in accordance with the personnel policies and practices of the Employer), including citizens of the United States employed outside of their home country and resident aliens employed in the United States; provided, however, that to qualify as an “Employee” for purposes of the Plan, the individual must be a member of a group of “key management or other highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended.
Enrollment Agreement. “Enrollment Agreement” means the authorization form, which an Eligible Employee files with the Committee to participate under Article 4 of the Plan.
Participant. “Participant” means an Eligible Employee who has filed a completed and executed Enrollment Agreement with the Committee or its designee or is otherwise automatically participating in the Plan in accordance with the provisions of Article 4 or by reason of a “rollover” pursuant to Section 6.3. In the event of the death or incompetency of a Participant, the term shall mean his personal representative or guardian. An individual shall remain a Participant until that individual has received full distribution of all amounts credited to the Participant’s Account.
Pharmacia. “Pharmacia” means Pharmacia Corporation and any successor by merger or otherwise.
Plan. “Plan” means this plan, called the Pharmacia Savings Plus+Plan, as amended from time to time.
Plan Year. “Plan Year” means the 12 month period beginning on each January 1 and ending on the following December 31 except that the first Plan Year of this amended and restated Plan shall begin on the Amended Effective Date and end on the following December 31.
Retirement Date. “Retirement Date” means the date that the Participant attains age 50.
Rollover Deferral. “Rollover Deferral” means the amount credited to the Participant under this Plan pursuant to Section 6.3.
Savings Plan. “Savings Plan” means the Pharmacia Savings Plan, as it may be amended from time to time, and any successor thereof.
Termination Date. “Termination Date” means the date of termination of a Participant’s service with the Company and its Affiliates and shall be determined without reference to any compensation continuation arrangement or severance benefit arrangement that may be applicable.
Voting Securities. “Voting Securities” means the common securities of Pharmacia, which carry the right to vote generally in the election of directors.
ADMINISTRATION OF THE PLAN AND DISCRETION
3.1    Subject to the terms of the Plan, the Committee shall have full power and authority to interpret the Plan, to prescribe, amend, and rescind any rules, forms, and procedures as it deems necessary or appropriate for the proper administration of the Plan and to make any other determinations and to take any other such actions as it deems necessary or advisable in carrying out its duties under the Plan. All action taken by the Committee arising out of, or in connection with, the administration of the Plan or any rules adopted thereunder, shall, in each case, lie within its sole discretion, and shall be final, conclusive, and binding upon the Company, the Board, all Employees, all Beneficiaries of Employees, and all persons and entities having an interest therein.
3.2    The Committee may adjust the phantom shares of Voting Securities to reflect a change in corporate capitalization (such as a stock split or stock dividend), or a corporate transaction (such as a merger, consolidation, separation, reorganization, or partial or complete liquidation), or to reflect equitably the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in Pharmacia’s method of accounting, any change in applicable law, any change due to a merger, consolidation, acquisition, reorganization, combination of shares, or other changes in Pharmacia’s corporate structure or share, or any other change of similar nature.
3.3    The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees), and liability (including any amounts paid in settlement of any claim or any other matter with the consent of the Board) arising from any act or omission of such member, except when the same is due to gross negligence or willful misconduct.
3.4    Any decisions, actions, or interpretations to be made under the Plan by the Company, the Board, or the Committee shall be made in its respective sole discretion, not as a fiduciary and need not be uniformly applied to similarly situated individuals and shall be final, binding, and conclusive on all persons interested in the Plan.
PARTICIPATION
4.1    Election to Participate. Each Eligible Employee shall be offered the opportunity to participate in the portion or portions of the Plan for which he is eligible on an annual basis or as otherwise determined by the Committee. An Eligible Employee may enroll in the Plan for a Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee or its designee by the last day of November of the preceding year for which the election is to be effective or such other time as the Committee determines (for the Plan Year beginning on the Amendment Effective Date, the executed Enrollment Agreement shall be due no later than June 20, 2002 or such other time as the Committee determines). For an Eligible Employee who begins employment with the Company after the end of the enrollment period, such Eligible Employee shall have 31 days after being hired to file a completed and fully executed Enrollment Agreement with the Committee or its designee. Participation in this Plan shall be automatic for any Eligible Employee with a Rollover Deferral.
(a)    Restoration Portion. With respect to the “restoration” portion of the Plan, each active Participant shall irrevocably elect on an Enrollment Agreement (i) whether to convert his or her pre-tax deferrals under the Savings Plan to after-tax deferrals under the Savings Plan upon reaching the annual elective deferral limit under section 402(g) of the Code; (ii) if the Participant does elect to convert pre-tax deferrals under the Savings Plan to after-tax deferrals under the Savings Plan, whether to convert the after-tax deferrals under the Savings Plan to pre-tax deferrals under the Plan upon reaching either the annual addition limit under section 415 of the Code or the annual compensation limit under section 401(a)(17) of the Code; and (iii) if the Participant has otherwise elected to make after-tax deferrals under the Savings Plan, whether to convert these after-tax deferrals to pre-tax deferrals under the Plan upon reaching either the annual elective deferral limit under section 402(g) of the Code, the annual addition limit under section 415 of the Code, or the annual compensation limit under section 401(a)(17) of the Code.
(b)    Bonus Deferral Portion. With respect to the “bonus deferral” portion of the Plan, an active Participant shall irrevocably elect on an Enrollment Agreement (i) whether to defer all or a percentage of his or her Bonus under the Plan, and (ii) whether to defer an additional percentage of his or her Base Salary under the Plan over and above the amount deferred under the “restoration” portion of the Plan. Any amount elected to be deferred under the Plan shall be made in whole percentages.
(c)    Rollover Portion. With respect to the “rollover” portion of the Plan each Participant shall elect on an Enrollment Agreement the Earnings Crediting Options for his or her Account if the Participant does not already have an election in effect. Until such election is provided, the Committee shall determine the Earnings Crediting Options applicable to the Participant’s Account.
The Committee may establish minimum or maximum amounts that may be deferred under this Section and may change such standards from time to time. Any such limits shall be communicated by the Committee to the Participants prior to the commencement of a Plan Year. Each Eligible Employee shall also provide in the Enrollment Agreement such other information as the Committee shall require.
4.2    Company Contributions. The Company shall credit to each Participant’s Account a Company Contribution based upon the amount of the Participant’s Base Salary Deferral and/or Bonus Deferral. Company Contributions shall be credited as frequently as determined by the Committee acting on behalf of the Company. Unless otherwise determined by the Committee, Participants who participate in Option 1 under Pharmacia’s Retirement Choice Program shall receive a dollar for dollar matching contribution on a payroll period basis for each dollar that they defer under the Plan up to 5% of their Compensation and Participants who participate in Option 2 under Pharmacia’s Retirement Choice Program shall receive an age-weighted matching contribution identical to the matching contribution offered under the Savings Plan up to 5% of their Compensation.
ACCOUNTS
5.1    Creation of Accounts. The Committee shall establish and maintain separate Accounts with respect to each Participant. The amount of the Participant’s Compensation Deferral and Rollover Deferral shall be credited by the Company to the Participant’s Account no later than the first day of the month following the month in which such Compensation would otherwise have been paid and immediately upon rollover pursuant to Section 6.3. The Participant’s Account shall be reduced by the amount of payments made by the Company to the Participant or the Participant’s Beneficiary pursuant to this Plan.
5.2    Compensation Deferrals. A Participant’s Account shall be credited with Compensation Deferrals in the following amount and manner:
(a)    Restoration Portion. If a Participant elects to convert his or her pre-tax deferrals under the Savings Plan directly to pre-tax deferrals under the Plan upon reaching the annual elective deferral limit under section 402(g) of the Code, the Participant’s Base Salary Deferrals shall commence on the date on which the attainment of the annual elective deferral limit under section 402(g) of the Code would have been reached if the Participant’s before-tax contribution rate under the Savings Plan that was in effect on the last day of the applicable enrollment period remained in effect throughout the remainder of the Plan Year. The amount of such Base Salary Deferrals shall be equal to the total percentage of Compensation that the Participant has elected to defer as pre-tax and after-tax deferrals under the Savings Plan. If a Participant elects to convert his or her pre-tax deferrals under the Savings Plan to after-tax deferrals under the Savings Plan upon reaching the annual elective deferral limit under section 402(g) of the Code, the Participant’s Base Salary Deferrals shall commence on the date on which the attainment of the annual addition limit under section 415 of the Code or the annual compensation limit under section 401(a)(17) of the Code would have been reached if the Participant’s before and after-tax contribution rates under the Savings Plan that were in effect on the last day of the applicable enrollment period remained in effect throughout the remainder of the Plan Year. The amount of such Base Salary Deferrals shall be equal to the percentage that the Participant has elected to defer as before-tax and after-tax deferrals under the Savings Plan.
(b)    Bonus Deferral Portion. If a Participant has elected to defer all or a portion of his or her Bonus, the Participant’s Bonus Deferral shall commence on the date that the Participant would otherwise have received such Bonus in an amount equal to the percentage elected by the Participant. If a Participant has elected to make additional Base Salary Deferrals under the “bonus deferral” portion of the Plan, the Participant’s additional Base Salary Deferrals shall commence on the date on which the attainment of the annual elective deferral limit under section 402(g) of the Code, the annual addition limit under section 415 of the Code, or the annual compensation limit under section 401(a)(17) of the Code would have been reached if the Participant’s before and after-tax contribution rates under the Savings Plan that were in effect on the last day of the applicable enrollment period remained in effect throughout the remainder of the Plan Year in an amount equal to the percentage that the Participant has elected to defer under the “bonus deferral” portion of the Plan. The combined maximum amount that a Participant may defer under the Plan and the Savings Plan shall be 80% of the Participant’s Base Salary.
5.3    Earnings on Accounts. A Participant’s Account shall be credited with earnings in accordance with the Earnings Crediting Options elected by the Participant from time to time. Participants may allocate the sums credited to their Account among the Earnings Crediting Options available under the Plan only in whole percentages; provided, however, that the Company Contribution shall be deemed to be invested, and shall remain, in phantom shares of Voting Securities until the Participant reaches age 50. No Rollover Deferral shall be required to be deemed invested in phantom shares of Voting Securities. The deemed rate of return, positive or negative, credited under each Earnings Crediting Option is based upon the actual investment performance of the corresponding investment portfolios of the Savings Plan, or such other investment fund(s) as the Committee may designate from time to time, and shall equal the total return of such investment fund net of asset based charges, including, without limitation, money management fees, fund expenses, mortality and expense risk insurance contract charges, and such other administrative expenses as the Committee determines should be charged to the Participants’ Accounts. The Committee reserves the right, on a prospective basis, to add or delete Earnings Crediting Options; provided, however, that, following a CIC Consummation, the Committee (a) may not alter the Earnings Crediting Options (except to the extent that a change is made to the corresponding investment portfolios of the Savings Plan or, if such Plan is terminated, the comparable plan in which Employees of the Company are eligible to participate) and (b) may not increase any of the expenses charged to a Participant’s Account except to the extent such expenses apply to the corresponding investment portfolio maintained under the Savings Plan and are charged to Participants in that plan.
5.4    Earnings Crediting Options. Notwithstanding that the rates of return credited to Participants’ Account under the Earnings Crediting Options are based upon the actual performance of the corresponding portfolios of Savings Plan, or such other investment funds as the Committee may designate, the Company shall not be obligated to invest any Compensation deferred by Participants under this Plan, Company Contributions, or any other amounts, in such portfolios or in any other investment funds.
5.5    Changes in Earnings Crediting Options. A Participant may change the Earnings Crediting Options to which the Participant’s Account is deemed to be allocated with whatever frequency is determined by the Committee which shall not be less than four times per Plan Year. Each such change may include (a) reallocation of the Participant’s existing Account in whole percentages and/or (b) change in investment allocation of amounts to be credited to the Participant’s Account in the future, as the Participant may elect. Following a CIC Consummation, the Committee shall not reduce the frequency of permitted changes.
5.6    Valuation of Accounts. The value of a Participant’s Account as of any date shall equal the amounts theretofore credited to such Account, including any earnings (positive or negative) deemed to be earned on such Account in accordance with Section 5.3 through the day preceding such date, less the amounts deducted from such Account.
5.7    Statement of Account. The Committee shall provide to each Participant, not less frequently than quarterly, a statement setting forth in reasonable detail the balance standing to the credit of each Participant in the Participant’s Account and the amount credited to and debited from such Account since the prior statement.
DISTRIBUTION OF ACCOUNTS
6.1    Distribution. Benefits shall be distributed in the Plan Year following (i) the Participant’s Retirement or (ii) the Plan Year in which occurs the Participant’s Termination Date, other than on account of death or becoming Disabled, as follows:
(a)    Benefits Upon Retirement. In the case of a Participant whose Service with the Employer terminates on or after his Retirement Date, the Participant’s Account shall be distributed in one of the following methods, as elected by the Participant in writing either in the Enrollment Agreement or in a separate election made at least three months prior to the beginning of the Plan Year in which distribution is to occur: (i) in a lump sum; or (ii) in annual installments not in excess of 15, as elected by the Participant. Any lump-sum benefit payable in accordance with this paragraph shall be paid in, but not later than January 31 of the Plan Year following the Plan Year in which occurs the Participant’s Retirement Date valued as of the last business day of the Plan Year preceding the date of payment. Annual installment payments, if any, shall commence not later than January 31 of the Plan Year following the Plan Year in which occurs the Participant’s Retirement and each remaining installment shall be paid no later than each January 31 thereafter. Each such installment shall be in an amount equal to (i) the value of the Participant’s Account as of the last business day of the Plan Year preceding the date of payment, divided by (ii) the number of annual installment payments elected by the Participant in the Enrollment Agreement or election form that remain to be paid. A Participant may change the election regarding the manner of payment of the Participant’s Account at any time prior to the October 1 preceding the Plan Year in which occurs the later of the Participant’s Retirement Date and his or her Termination Date. If a Participant has made a timely election but his Termination Date occurs prior to the end of the Plan Year in which the election was made, then payment will be made pursuant to his or her prior election unless the Participant’s Termination Date is after a CIC Consummation (in which case the Participant’s most recent election shall be given effect). Such election may also specify that payment shall be made or commence as of the beginning of any later Plan Year (but not beyond the Plan Year in which the Participant attains age 65) in the event of a CIC Consummation prior to the Participant’s Termination Date.
(b)    Benefits Upon Termination of Employment. In the case of a Participant whose Termination Date occurs prior to the Participant’s Retirement Date, other than on account of becoming Disabled or by reason of death, the Participant’s Account shall be distributed in a lump sum by January 31 of the Plan Year following the Participant’s Termination Date valued as of the last business day of the Plan Year preceding the date of payment; provided, however, that, following a CIC Consummation, if the Participant’s termination is not for Cause the Participant’s Account shall be distributed in (i) a lump sum or (ii) annual installments not in excess of 15, as elected by the Participant and such lump sum shall be paid or such installments shall commence as of the beginning of any later Plan Year (but not later than January 31 of such year) selected by the Participant (but not beyond the Plan Year in which the Participant attains age 65). Any such election as to method and timing of payments following a CIC Consummation shall be made at least twelve (12) months prior to the date payment is to be made or commence, otherwise payments shall be made in one lump sum as specified in the first sentence of this paragraph (b); provided, however, that any such election made before October 1, 2002, shall be given effect if the Participant’s Termination Date is after a CIC Consummation.
(c)    Benefits Upon Change in Control. Within six months after a Change in Control, or if the Committee determines that a Change in Control is imminent, but in no event after a CIC Consummation, the Committee may determine to distribute a Participant’s Account in a lump sum by January 31 of the Plan Year following the Change in Control or the date of the Committee’s decision regarding the imminency of the Change in Control valued as of the last business day of the Plan Year preceding the date of payment.
(d)    Post Change in Control Elections. Any election as to the time of payment made by a Participant pursuant to paragraphs 6.3(a) or (b) above that would take effect after a CIC Consummation may be changed by the Participant subject to the following limitations: (1) the election must be made at least twelve (12) months prior to the date that payment was scheduled to be made, (2) the election can be made only to further defer payment to the beginning of a Plan Year that is at least two (2) years later. After a Participant’s Termination Date, he shall be entitled to no more than three (3) such elections to defer payment.
6.2    Form of Distributions. Any distribution made to or on behalf of a Participant from the Participant’s Account shall be in cash except that, to the extent the Account is deemed invested in phantom shares of Voting Securities, a Participant may elect, in the manner prescribed by the Committee, to receive Voting Securities. Where a distribution will be in an amount that is less than the entire balance of any such Account, the distribution shall be made pro rata from each of the Earnings Crediting Options to which such Account is then allocated.
6.3    Rollovers. Any distribution that is payable from or amount credited to any Eligible Employee under the Pharmacia Supplemental Pension Plan, the Pharmacia Key Executive Pension Plan, the Pharmacia Annual Incentive Plan, the Pharmacia Cash Long-Term Incentive Plan, the Pharmacia Long-Term Performance Share Unit Incentive Plan, any individual contractual pension arrangements, any arrangement or plans that expressly provide for deferral pursuant to this Plan and such other plans as may be from time to time designated by Pharmacia’s Senior Vice President Human Resources may be or shall be further deferred under this Plan in the manner set forth in such plans and in accordance with procedures established from time to time by the Committee or its delegate. All such amounts shall be credited to the Participant’s Account as Rollover Deferrals.
6.4    Pharmacia Corporation ERISA Parity Savings and Investment Plan. Effective July 1, 2002, this Plan shall assume all rights and obligations of the Pharmacia Corporation ERISA Parity Savings and Investment Plan (the “Parity Plan”). Any amount accrued under the Parity Plan shall be payable exclusively under this Plan in accordance with this Plan’s terms and provisions. The amount credited to a Participant’s account under the Parity Plan as of July 1, 2002 shall be the opening balance of a Participant’s Account under this Plan on such date. Any participants under the Parity Plan who have commenced receiving distributions under the Parity Plan prior to July 1, 2002 shall be entitled to continue receiving the same form of distribution that they have been receiving under the Parity Plan.
DISABILITY
In the event a Participant becomes Disabled, the Participant’s right to make any further deferrals under this Plan shall terminate as of the date for which the Participant first receives long-term disability benefits from the Company. A Participant who becomes Disabled shall be entitled to elect, within 90 days after receiving the first long-term disability benefit, but in any event prior to the end of the current Plan Year, to be treated as a Participant who has attained his or her Retirement Date, in which case the provisions of Section 6.1(a) shall be applicable, or else shall be treated as not having incurred a Termination Date until the Participant would otherwise have attained his or her Retirement Date in which case the provisions of Section 6.1(a) shall be applicable when the Participant would otherwise have actually been eligible under that provision. The Participant’s Account shall continue to be credited with earnings in accordance with Section 5.3 until such Account is fully distributed.
OTHER WITHDRAWALS
A Participant may, by written request on a form provided by the Committee, withdraw all or any portion of any of his Accounts as of the end of any calendar quarter, provided that the Participant shall forfeit 10% of the amount withdrawn as a penalty. Such penalty shall not apply if (a) the Participant provides the Company with written notice of withdrawal (which shall be irrevocable) at least one year prior to the year in which payment to the Participant is to be made, (b) such payment is for the Participant’s entire Account and (c) the Participant’s Base Salary Deferrals and Bonus Deferrals shall be suspended for one calendar year.
SURVIVOR BENEFITS
9.1    Death of Participant Prior to the Commencement of Benefits. In the event of a Participant’s death prior to the commencement of benefits in accordance with Article 6, benefits shall be paid to the Participant’s Beneficiary, as determined under Section 10.3, as provided in Section 8.2 in lieu of any benefits otherwise payable under the Plan to or on behalf of such Participant.
9.2    Survivor Benefits. In the case of a Participant who dies prior to the commencement of benefits pursuant to Section 6.1, distribution of such Account shall be made, as elected by the Participant in the Enrollment Agreement or as may have been changed by the Participant, (a) in a lump sum as soon as practicable following the Participant’s death (subject to the Beneficiary’s rights to obtain payment in accordance with Articles 8 and 10), or (b) in the manner and at such time as such Account would otherwise have been distributed in accordance with Section 6.1(a) had the Participant lived and retired on the earliest possible date. The amount of any lump sum benefit payable in accordance with this Section shall equal the value of such Account as of the last business day of the calendar month immediately preceding the date on which such benefit is paid. The amount of any annual installment benefit payable in accordance with this Section shall equal (a) the value of such Account as of the last business day of the calendar month immediately preceding the date on which such installment is paid, divided by (b) the number of annual installments remaining to be paid pursuant to the election of the Participant in the Enrollment Agreement or as may have been changed by the Participant.
9.3    Death of Participant After Benefits Have Commenced. In the event a Participant dies after annual installment benefits payable under Section 6.1 from the Participant’s Account has commenced, but before the entire balance of such Account has been paid, any remaining installments shall continue to be paid to the Participant’s Beneficiary, as determined under Section 10.3, at such times and in such amounts as they would have been paid to the Participant had he survived, subject to such Beneficiary’s rights to obtain payment in accordance with Articles 8 and 10.
EMERGENCY BENEFIT
In the event that the Committee, upon written request of a Participant, determines that the Participant has suffered an “unforeseeable emergency” (or any similar circumstance under which a payment would be permitted, without causing the imposition of federal income taxes on Participant Accounts that have not been paid, pursuant to Revenue Procedure 92-65 or any successor Revenue Procedure, Revenue Ruling, regulation or other applicable administrative determination issued by the Internal Revenue Service), the Company shall pay to the Participant from the Participant’s Account, as soon as practicable following such determination, an amount necessary to meet the emergency, after deduction of any and all taxes as may be required pursuant to Section 11.8 (the “Emergency Benefit”), based on the value of the Participant’s Account as of the last business day of the month preceding the date of the distribution.
MISCELLANEOUS
11.1    Amendment and Termination. The Plan may be amended, suspended, discontinued, or terminated at any time by action of the Board or its delegate; provided, however, that no such amendment, suspension, discontinuance, or termination shall reduce or in any manner adversely affect the rights of any Participant or Beneficiary with respect to benefits that are payable or may become payable under the Plan based upon the balance of the Participant’s Accounts as of the effective date of such amendment, suspension, discontinuance, or termination. After a CIC Consummation, no amendment to the Plan may be made to this Section, Sections 5.3, 5.5, 5.7, 6.1, 6.2, 6.3 or 11.11, or Articles 8, 9 or 10; provided, however, that changes may be made to Section 6.1 but only to the extent such changes are necessary, in the Committee’s reasonable judgment, upon the advice of nationally recognized legal counsel, to fulfill the intent of this Plan to defer federal income taxation of Participants with respect to their Accounts until such Accounts are paid in accordance with the terms of the Plan.
11.2    Claims Procedure.
(a)    Claim. A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Committee, setting forth the claim.
(b)    Claim Decision. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety days for reasonable cause.
If the claim is denied in whole or in part, the Claimant shall be provided a written opinion, using language calculated to be understood by the Claimant, setting forth:
(i)    The specific reason or reasons for such denial;

(ii)    The specific reference to pertinent provisions of this Agreement on which such denial is based;
(iii)    A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;
(iv)    Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and
(v)    The time limits for requesting a review under subsection (c) and for review under subsection (d) hereof, including a statement of the Claimant’s right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) following an adverse benefit determination on review.
(c)    Request for Review. Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Committee. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit written documents, records, comments and other information related to the claim for consideration by the Committee and shall be entitled to review, upon request without charge, copies of documents, records and all other information relevant to his claim. If the Claimant does not request a review of the initial determination within such sixty-day period, the Claimant shall be barred and estopped from challenging the determination.
(d)    Review of Decision. Within sixty days after the Committee’s receipt of a request for review, the Committee shall review the initial determination. After considering all materials presented by the Claimant, the Committee shall render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision, specific references to the pertinent provisions of this Agreement on which the decision is based, informing the Claimant of his right to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to his benefits, and informing the Claimant of his right to bring a civil action under section 502(a) of ERISA. If special circumstances require that the sixty day time period be extended, the Committee shall so notify the Claimant and shall render the decision as soon as possible, but no later than one hundred twenty days after receipt of the request for review.
11.3    Designation of Beneficiary. Each Participant may designate a Beneficiary or Beneficiaries (which Beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee, or its designee. If no Beneficiary has been named, or the designated Beneficiary or Beneficiaries shall have predeceased the Participant, the Beneficiary shall be the Participant’s estate. If a Participant designates more than one Beneficiary, the interests of such Beneficiaries shall be paid in equal shares, unless the Participant has specifically designated otherwise.
11.4    Limitation of Participant’s Right. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company, nor shall it interfere with the rights of the Company to terminate the employment of any Participant and/or to take any personnel action affecting any Participant without regard to the effect which such action may have upon such Participant as a recipient or prospective recipient of benefits under the Plan. Any amounts payable hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any other arrangement established by the Employer for the benefit of its employees.

11.5    Obligations to Company. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Employer, then the Employer may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.
11.6    Nonalienation of Benefits. Except as expressly provided herein, no Participant or Beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (a) any corporation or partnership which acquires all or substantially all of the Company’s assets or (b) any corporation or partnership into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s Beneficiaries, heirs, executors, administrators, or successors in interest.
11.7    Protective Provisions. Each Participant shall cooperate with the Employer by furnishing any and all information reasonably requested by the Employer in order to facilitate the payment of benefits hereunder. If a Participant refuses to cooperate, the Employer shall have no further obligation to the Participant under the Plan, other than payment to such Participant of the then current balance of the Participant’s Account in accordance with his prior elections.
11.8    Withholding Taxes. The Company may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, to withhold in connection with any benefits under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his Beneficiary). Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.
11.9    Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan of deferred compensation for Participants. Benefits payable hereunder shall be payable out of the general assets of the Company, and no segregation of any assets whatsoever for such benefits shall be made. Notwithstanding any segregation of assets or transfer to a grantor trust, with respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights to assets that are greater than those of a general creditor of the Company. In the event that the Committee determines that a Change in Control is imminent, the Committee shall cause the Company to create and fund a grantor trust of the Company that shall serve as the vehicle for paying all benefits due under the Plan and the amount contributed by the Company shall be the amount the Committee determines would then be due if the Plan were to terminate and all benefits were then to be paid in lump sum. If a Change in Control shall not have occurred within six months of such contribution by the Company, the Board may adopt a resolution to the effect that a Change in Control is not imminent and, in that event, up to all amounts contributed to the Trust and all earnings thereon, shall be repaid to the Company at the direction of the Board.
11.10    Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
11.11    Governing Law. The Plan shall be construed in accordance with and governed by the laws of the state of New Jersey, without reference to the principles of conflict of laws, to the extent not preempted by ERISA; provided, however, that upon a CIC Consummation any court or tribunal that adjudicates any dispute, controversy or claim arising between a Participant and the Committee, its delegate, the Company or an Affiliate (or any successor to either), relating to or concerning the provisions of this Plan, will apply a de novo standard of review to any determinations made by such person. Such de novo standard shall apply notwithstanding the grant of full discretion hereunder to any such person or characterization of any decision as final, binding or conclusive on any party.

11.12    Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.
11.13    Gender, Singular, and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may read as the plural and the plural as the singular.
11.14    Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Human Resources Department, or to such other entity as the Committee may designate from time to time. Such notice shall be deemed given as to the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.